                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION
             Informatin Statement Pursuant to Section 14(c) of the
                        Securities Exchange Act of 1934


CHECK THE APPROPRIATE BOX:


         [ ]      Preliminary Information Statement


         [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))


         [X]      Definitive Information Statement


                        INTERNATIONAL REALTY GROUP, INC.
                  -------------------------------------------
                  (Name of Registrant As Specified In Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

         [ ]      No Fee Required.

         [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

                  1) Title of each class of securities to which
                     transaction applies:

                  2) Aggregate number of securities to which transaction
                     applies:

                  3) Per unit price or other underlying value of
                     transaction computed pursuant to Exchange Act Rule 0-11 (Set forth in the amount on which the filing fee is calculated and state how it was determined):

                  4) Proposed maximum aggregate value of transaction:

                  5) Total fee paid:

         [X]      Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1) Amount Previously Paid:
                  2) Form, Schedule or Registration Statement No.:
                  3) Filing Party:
                  4) Date Filed:

                        INTERNATIONAL REALTY GROUP, INC.
                           111 NORTHWEST 183RD STREET
                                    SUITE 518
                              MIAMI, FLORIDA 33169

                     --------------------------------------

                          NOTICE OF STOCKHOLDER ACTION
                           IN LIEU OF SPECIAL MEETING
                     ---------------------------------------


TO THE STOCKHOLDERS
OF INTERNATIONAL REALTY GROUP, INC.:

         This Information Statement is furnished to the stockholders of International Realty Group, Inc. (the "Company") in connection with the following corporate action to be approved by the written consent of two stockholders of the Company who own sufficient voting securities of the Company to approve such action:

                  An amendment to Article IV of the Certificate of Incorporation, as amended, of the Company to increase the number of authorized shares of common stock, par value, $.001 per share ("Common Stock"), of the Company from 10,000,000 shares to 450,000,000 shares.

         We are not asking you for a proxy and you are requested not to send us a proxy. Your vote or consent is not requested or required to approve the above amendment. This Information Statement is provided solely for your information. This Information Statement also serves as the notice required by Section 228 of the Delaware General Corporation Law for the approval of a corporate action by less than unanimous written consent of the stockholders of the Company.


                                            By Order of the Board of Directors



                                            /s/ Richard M. Bradbury


December 17, 1998                           Richard M. Bradbury
                                            President

                        INTERNATIONAL REALTY GROUP, INC.
                           111 NORTHWEST 183RD STREET
                                    SUITE 518
                              MIAMI, FLORIDA 33169

                        ---------------------------------

                              INFORMATION STATEMENT

                        ---------------------------------

GENERAL INFORMATION

         This Information Statement is furnished by International Realty Group, Inc. (the "Company") in connection with the following corporate action to be approved by stockholders of the Company who own sufficient voting securities of the Company to approve such actions:

                  An amendment to Article IV of the Certificate of Incorporation, as amended, of the Company to increase the number of authorized shares of common stock, par value, $.001 per share ("Common Stock"), of the Company from 10,000,000 shares to 450,000,000 shares.

         As more fully described in this Information Statement, the foregoing corporate action is being taken in order to, among other things, allow the Company to retire certain convertible promissory notes issued by the Company in the transaction (the "Transaction") in which the Company acquired certain assets and business from DSC, S.A. de C.V. ("DSC") and Hemisphere Developments Limited ("Hemisphere") in return for which the Company will issue up to approximately 105,638,300 shares of Common Stock. See "The Transaction". In reviewing the Transaction, stockholders should give attention to the matters set forth under the caption "Certain Considerations" commencing on page 10 of this Information Statement.

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY.


         The approximate date upon which this Information Statement will first be sent to stockholders is December 17, 1998.


                  THE ACTIONS DESCRIBED HEREIN WILL BE APPROVED BY TWO STOCKHOLDERS OF THE COMPANY WHO OWN SUFFICIENT VOTING SECURITIES TO APPROVE SUCH ACTIONS. YOUR VOTE OR CONSENT IS NOT REQUESTED OR REQUIRED TO APPROVE SUCH ACTIONS. THIS INFORMATION STATEMENT IS PROVIDED SOLELY FOR YOUR INFORMATION.

                                        TABLE OF CONTENTS


                                                                                   PAGE
                                                                                   ----
INFORMATION STATEMENT
         General Information                                                          1

AMENDMENT TO THE CERTIFICATE OF INCORPORATION
         Proposed Amendment                                                           3
         Reason For Adoption                                                          3
         The Transaction - Potential Advantages and Disadvantages                     3

THE TRANSACTION
         General                                                                      5
         The Assets                                                                   6
         Background of the Transaction                                                7
         Factors Considered by the Board of Directors                                 8
         Certain Considerations                                                      10
         Change in Control of Company                                                12
         Federal Income Tax Consequences                                             12
         No Appraisal Rights                                                         12
         Regulatory Requirements                                                     12

CERTAIN INFORMATION CONCERNING THE COMPANY
         Business Operations                                                         13
         Land Development                                                            14
         Other Activities                                                            15
         Employees                                                                   15
         Description of Property                                                     15
         Environmental Regulations                                                   17
         Real Estate Investment Policy                                               17
         Legal Proceedings                                                           17
         Description of Common Stock                                                 17
         Principal Stockholders                                                      18
         Management's Discussion and Analysis                                        19

FINANCIAL STATEMENTS
         Index to Financial Statements............................................  F-1

APPENDICES
         Appendix A--Amended and Restated Agreement, dated August 19, 1996, between the Company and DSC and Hemisphere


                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION

PROPOSED AMENDMENT

         The Board of Directors of the Company has unanimously approved the following amendment to the Company's Certificate of Incorporation, as amended, and directed that such amendment be submitted to the Company's stockholders for their consent:

         An amendment to Article IV of the Certificate of Incorporation, as amended, to increased the authorized shares of Common Stock from 10,000,000 shares to 450,000,000 shares.

          Jack Birnholz and Richard Bradbury, who jointly control more than a majority of the Common Stock of the Company, have informed the Company that they intend to execute a written stockholder consent on or about the date of this Information Statement approving the proposed amendment to Article IV of the Company's Certificate of Incorporation, as amended.

         ACCORDINGLY, THE VOTE OR CONSENT OF THE OTHER STOCKHOLDERS OF THE COMPANY IS NOT REQUESTED OR REQUIRED TO APPROVE SUCH AMENDMENT.

REASON FOR ADOPTION

         As of the date of this Information Statement, there are 9,954,313 shares of Common Stock issued and outstanding. The Company's Certificate of Incorporation, as amended, currently authorizes a maximum of 10,000,000 shares of Common Stock. The purposes of this amendment to increase the authorized shares of Common Stock from 10,000,000 shares to 450,000,000 shares are to: (i) permit the Company to issue shares of Common Stock in connection with the Transaction, as described immediately below; and (ii) provide sufficient available shares of Common Stock for distribution in a private or public offering or other acquisitions by the Company as they may be authorized pursuant to the actions of the Board of Directors. See "The Transaction."

THE TRANSACTION - POTENTIAL ADVANTAGES AND DISADVANTAGES

         Among other reasons, the amendment to the Certificate of Incorporation is being made in connection with the August 19, 1996 transaction (the "Transaction") between the Company, DSC, S.A. de C.V. ("DSC"), a company organized under the laws of Mexico, and Hemisphere Developments Limited ("Hemisphere"), a company organized under the laws of Isle of Man. As more fully described below under the caption "The Transaction," the Company acquired land and other assets and assumed liabilities of DSC and Hemisphere in exchange for the issuance of an aggregate of 1,000,000 shares of Common Stock and promissory notes convertible into an aggregate of 105,638,300 shares of Common Stock. In connection with its approval of the Transaction, the Company's Board has considered and reviewed various factors with respect to the financial position of the Company, results of operations, the prospects for alternative transactions, the possible synergistic and expansion opportunities associated with the Transaction, and the ability of the Company to secure equity or debt financing, either through prospective investors or strategic alliances. In reaching its decision to approve the Transaction, the Company's Board of Directors (the "Board") has identified the following potential benefits of the
Transaction:

         The Board's determination that the Transaction is fair, from a financial point of view, to the Company's shareholders.

         The Board's belief that it is unlikely that the Company would have adequate capital and other resources to implement its business plan if it did not complete the Transaction, based on the then existing financial condition of the Company.

         The Board's belief that the Company will be able to achieve synergistic benefits through its association with DSC and Hemisphere, including increased financial resources and an ability to attract additional capital in the future.

         The Board's belief that the Transaction and the assets acquired by the Company may allow the Company to establish a broader and more meaningful market for the Company's Common Stock.

         The Board's belief that DSC and Hemisphere could offer strategic relationships and enhance the Company's ability to market its real estate consulting services to the Latin American market.

         In the course of its deliberations, the Board also reviewed and considered several possible risks associated with the Transaction, including the following:

         The Board recognized, upon conversion of the convertible promissory notes issued in the Transaction, DSC and Hemisphere, acting in concert, could determine the outcome of the election of the Directors and thereby control the Company.

         The Board recognized the Company would be assuming at the date of the closing of the Transaction approximately $6,118,300 (including the Notes) of debt associated with some of the assets acquired. The ability of the Company to service such debt could have a negative effect on its cash flow.

         The Board recognized development risks exist with respect to the ownership of real estate properties.

         The Board recognized the Company could be liable for liabilities associated with the companies acquired.

         Under Delaware general corporate law, the stockholders were not entitled to appraisal rights in connection with the Transaction.

         Although not quantifiable at this time, the Board took into consideration the potential cost for the demand and piggyback registration rights provided to DSC and Hemisphere in the Transaction.

         For additional information with respect to the foregoing factors, see "The Transaction--Factors Considered by the Board" and "The Transaction--Certain Considerations."

                                 THE TRANSACTION

GENERAL

         On August 19, 1996 ("Closing Date") the Company consummated the Transaction with DSC and Hemisphere. As more fully described below, the Transaction will result in a change in the control of the Company that is expected to occur approximately 20 days after the distribution of this Information Statement to the stockholders of the Company.

         Pursuant to the Transaction with DSC and Hemisphere, the Company acquired the following assets from DSC and Hemisphere at the Closing Date: (i) DSC's 100 percent interest in Centro de Promociones Guerrero S.A. de C.V. ("Centro"); (ii) DSC's 75 percent interest in Clusters Inmobiliaria de Ixtapa, S.A. de C.V. ("Clusters Ixtapa"); (iii) a promissory note ("Clusters Note") in the principal amount of $5,628,426 of Clusters Ixtapa; (iv) DSC's 30 percent interest in Nueva Tierra, S.A. de C.V. ("Nueva Tierra"); and (v) Hemisphere's 100 percent interest in Newland Corporation, which in turn, holds a 70 percent interest in Nueva Tierra. Nueva Tierra owns a majority interest and is the general partner of the following real estate Asociacion en Particpacion ("Participating Associations"), a form of limited partnership/joint venture in Mexico; (x) Villas del Carbon; (y) Hacienda Del Franco; and (z) Bahia de Cortes. The assets acquired by the Company are collectively referred to herein as the "Assets". For additional information regarding the assets, see "The Assets" and "Certain Information Concerning the Company--Description of Property".

         The Assets acquired and liabilities assumed by the Company in the Transaction have been recorded at a net asset value of $4,745,400, which is the estimated fair value of the 1,000,000 shares of Common Stock and Notes (as described below) issued by the Company in the Transaction. See Footnote 2 to the consolidated Financial Statements of the Company for the years ended December 31, 1997 and 1996, contained herein. The Common Stock was not actively traded as of the date of the Transaction. See "Certain Considerations--Lack of Public Market for the Common Stock." Accordingly, in order to determine the fair value of the Common Stock, the Company had a valuation performed by an independent third party valuation firm specializing in business and financial valuation. Such valuation firm concluded the fair market value of the Common Stock as of August 19, 1996 was $.0445 per share for restricted shares and $.0607 per share for unrestricted shares. As a result of the restricted nature of the shares issued in the Transaction (including the shares underlying the Notes), the Company has utilized the $.0445 per share value for purposes of the Transaction. Shareholders should note, however, that such valuation is as of August 19, 1996 and does not give any effect to developments occurring after such date or future operating contributions of the Assets acquired in the Transaction.

         In exchange for the Assets, the Company issued to DSC on the Closing Date 485,930 shares of the Company's Common Stock (valued at $0.0445 per share or $21,600) and a Convertible Promissory Note (the "DSC Note") in the principal amount of $2,352,900 convertible into 52,875,030 shares of the Common Stock. The Company issued to Hemisphere on the Closing Date 514,070 shares of Common Stock (valued at $0.0445 per share or $22,900) and a Convertible Promissory Note in the principal amount of $2,348,000 convertible into 52,763,270 shares of Common Stock. As a result of the $.0445 established fair value of the Common Stock as of the Closing Date, the principal amounts of DSC Note and Hemisphere Note (collectively, the "Notes") have, by mutual agreement of the parties, been reduced from previously stated principal amounts of $4,858,828 and $4,848,558 respectively. See "Background of the Transaction." The Notes bear interest at a rate of 5% per year.

         The Company may force the conversion of the Notes after the Company's Certificate of Incorporation has been amended to increase the number of authorized shares of Common Stock from 10,000,000 to 450,000,000. The Company intends to amend its Certificate of Incorporation with the State of Delaware as soon as possible after the expiration of the twenty day period following the mailing of an Information Statement to stockholders. In the event that the DSC Note and Hemisphere

Note are not converted prior to February 1, 1999, the principal amount of the Notes become immediately payable together with accrued interest. The DSC and Hemisphere Notes are secured by the Assets.

         The shares of Common Stock issued to DSC and Hemisphere on the Closing Date and upon conversion of the DSC Note and Hemisphere Note have and will be issued by the Company in reliance on the exemption from registration under the Securities Act of 1933 provided by Regulation "S" or Section 4(2). The Agreement provides that the shares of Common Stock issued to DSC will be afforded certain demand and piggyback registration rights.

         On the Closing Date, John Day, Geoffrey Bell and Jack Birnholz resigned from the Company's Board of Directors and the remaining members of the Board -- Richard Bradbury and Alton Hollis -- appointed Bernardo Dominguez C. (the President of DSC) to fill a vacancy on the Company's Board of Directors. Pablo Macedo was elected Secretary of the Company on the Closing Date.

THE ASSETS

         The Assets consist of: (i) 100 percent equity interest in Centro de Promociones Guerrero S.A. de C.V.; (ii) 75 percent equity interest in Clusters Ixtapa; (iii) a note receivable in the principal amount of $5,625,00; (iv) DSC's 30 percent interest in Nueva Tierra, S.A. de C.V. ("Nueva Tierra"); and (v) Hemisphere's 100 percent interest in Newland Corporation, which in turn, holds a 70 percent interest in Nueva Tierra.

         Centro de Promociones Guerrero S.A. de C.V., a company formed under the laws of Mexico on March 13, 1989, owns land located in Acapulco, Mexico, known as Campo de Tiro. The eight-acre, partially developed property is being held for future development and is subject to a mortgage (including accrued interest) in the approximate amount of $659,508 as of June 30, 1996 ($494,700 as of September 30, 1998). See "Certain Information Concerning the Company--Description of Property."

         Clusters Ixtapa, a company formed under the laws of Mexico on July 24, 1991, owns land in Ixtapa on the pacific coast of Mexico in the state of Guerrero. The 26-acre property is being held for future development. See "Certain Information Concerning the Company--Description of Property." Clusters Ixtapa has received loans in the principal amount of $23,007,000 (the "NAFIN Debt") from its lender, National Financiera, S.N.C. Bank ("NAFIN"). On December 29, 1995, Clusters Ixtapa, DSC and NAFIN entered into a restructuring plan with respect to the NAFIN Debt. Pursuant to this plan, DSC has assumed the NAFIN Debt in exchange for Clusters Ixtapa's payment of approximately $15,341,000 and DSC's payment of the difference. Such payment by DSC, as well as the repayment of certain other debt of DSC to NAFIN, will be made by the transfer from DSC to NAFIN of approximately 15,991,000 shares of the Company's Common Stock upon the conversion of the DSC Note. Pursuant to the DSC Transaction, the Company acquired from DSC its 75% interest and a $5,625,000 debt obligation of Clusters Ixtapa on the Closing Date.

         Nueva Tierra, all of the stock of which the Company has acquired in Transactions, has a majority interest in the following real estate projects in Mexico.

         Villas del Carbon, a Participating Association formed under the laws of Mexico on January 19, 1996, owns a residential development located in Villa del Carbon, State of Mexico, in which Nueva Tierra has a 79.08 percent interest. The 24-acre property, which is being held by the Company for future development, is partially developed and presently has a clubhouse, roads and utility lines to the property boundary. Preliminary development plans call for development of 180 home sites for sale to builders or individuals who wish to construct weekend country houses. This property is not subject to any mortgage. For additional information regarding this property, see "Certain Information Concerning Company--Description of Property."

         Hacienda del Franco, a Participating Association formed under the laws of Mexico on January 10, 1996, owns a residential development project located near Silao in the State of Guanajuato, in which Nueva Tierra has an 81.13 percent interest. The property consists of approximately 260 acres of land and includes a traditional colonial style hacienda. The property is being held for future development centered around the hacienda. The property is subject to a mortgage (including accrued interest) in the amount of $511,227, as of June 30, 1996 ($607,200 as of September 30, 1998).
For additional information regarding this property, see "Certain Information Regarding the Company--Description of Property."

         Bahia de Cortez, a Participating Association formed under the laws of Mexico on February 7, 1996, owns a future development project located in Baja California near La Paz, in which Nueva Tierra has a 78.1 percent interest. The property consists of approximately 3,451 acres of land, including over five kilometers of beachfront property. The property is not subject to any mortgage. For additional information regarding this property, see "Certain Information Regarding the Company--Description of Property."

BACKGROUND OF THE TRANSACTION

         The Transaction was consummated pursuant to an Amended and Restated Agreement (the "Amended and Restated Agreement"), as of August 19, 1996, which agreement amended and restated previous agreements between the parties with respect to the Transaction.

         With respect to DSC, the Amended and Restated Agreement superseded the Second Amendment to Agreement between the Company and DSC, dated July 31, 1996, which modified and supplemented the First Amendment to Agreement, dated February 7, 1996, as described in the Company's Current Report on Form 8-K, dated February 28, 1996. The First Amendment to Agreement modified and supplemented the original Agreement between the parties, dated October 6, 1995, as described in the Company's Current Report on Form 8-K, dated October 18, 1995. The original Agreement and the First Amendment contemplated the acquisition by the Company of Tropical Club Ixtapa S.A. de C.V., Impulsora Turistica de Occidente, S.A. de C.V., Tropical Club Isla Mujeres S.A. de C.V., Promocaribe, S.A. de C.V., DSC Casa Blanca, S.A. de C.V. and Pez Maya, S.A. de C.V. The Company decided not to acquire such companies because such companies and their assets were the subject of debt-related legal proceedings in Mexico. The Company has no present understanding, agreement or arrangement with respect to the future acquisition of such companies.

         With respect to Hemisphere, the Amended and Restated Agreement superseded the Amendment to Agreement between the Company and Hemisphere, dated July 31, 1996, which in turn modified and supplemented the original Agreement with Hemisphere, dated February 7, 1996, as described in the Company's Current Report on Form 8-K, dated February 28, 1996. The original Agreement with Hemisphere contemplated the acquisition of Las Arboledas, Ensenada Blanca, Playas de Brisa Mar, and El Quelele, which Participating Associations the Company has elected not to acquire in the Hemisphere Transaction as a result of the completion of the Company's due diligence review of the transaction.

         By mutual agreement of the parties, the principal amount of the DSC Note and the Hemisphere Note have been reduced to correspond to the fair value of the assets and liabilities that the Company acquired in the Transaction as set forth in the Company's financial statements, as revised. See Footnote 2 to the consolidated Financial Statements of the Company for the years ended December 31, 1997 and 1996, contained herein. In addition, the Amended and Restated Agreement contains certain amendments as a result of the Company's inability to meet its obligations under two previously issued convertible promissory notes that became due on December 31, 1996. Pursuant to the original Transaction, the Company issued: (i) a promissory note to DSC (the "Original DSC Note") in the principal amount of $29,673,658, which was convertible into 37,945,854 shares of Common Stock; and (ii) a promissory note to Hemisphere (the "Original Hemisphere Note") in the principal amount of $32,120,440, which was convertible into 41,074,732 shares of Common Stock.

The Company had the right to force the conversion of such notes after the Company increased its authorized capital stock to permit the issuance of such shares of Common Stock. When the Company failed to increased its authorized capital stock by December 31,1996, such notes became immediately payable together with interest at a rate of five percent per year. In lieu of foreclosing on such notes, which were secured by all of the assets acquired by the Company in the August 1996 Transaction, the parties agreed to amend the notes and Transaction, including the following:

1. The Original DSC Note was replaced with the DSC Note, which is convertible into 52,875,030 shares of Common Stock. The principle amount of the DSC Note has been reduced to $2,352,900.

2. The Original Hemisphere Note was replaced with the Hemisphere Note, which is convertible into 52,763,270 shares of Common Stock. The principle amount of the Hemisphere Note has been reduced to $2,348,000.

3. The Company did not acquire Barra del Tordo property since Nueva Tierra terminated its agreement with the owner of the Barra del Tordo property. Nueva Tierra's decision to terminate its interest in Barra del Tordo was based on the high levels of debt associated with such property and its adverse effect on the prospects of obtaining financing to develop such property.

FACTORS CONSIDERED BY THE BOARD OF DIRECTORS.

         In connection with approval of the Transaction, the Board of Directors (the "Board") has considered the relative values of the Company, the DSC Assets and the Hemisphere Assets, the potential benefits of the Transaction, and the risks of the Transaction to the Company's existing stockholders. The Board has identified several potential benefits of the Transaction, including the following:

1. The Board's determination that the amount paid by the Company to acquire the Assets (less liabilities assumed) are fair, from a financial point of view, to the Company's stockholders. The arms-length negotiation with DSC and Hemisphere resulted in the Company's acquisition of assets (less liabilities assumed) having an historical cost on the books of DSC and Hemisphere of $9,799,300 or $.0918 per share after giving effect to the conversion of the Notes. Such historical cost of the Asset significantly exceeded the $.025 per share book value of the Company prior to the Transaction. The Board's determination that the Transaction is fair, from a financial point of view, to the Company's stockholders has been subsequently confirmed by the report of an independent third party business and valuation firm that the Company obtained for purposes of accounting for the Transaction, which report concluded, among other things, that the fair market value of the Company, on an enterprise basis, was approximately $604,000, or $.0675 per share. Based on the foregoing, and after giving consideration to the Company's business and operations prior to the Transaction and the limited market for the Common Stock, the Board has determined that the Transaction is fair, from a financial point of view, to the stockholders of the Company.

2. The Board's belief that the Company will be able to achieve synergistic benefits through its association with DSC and Hemisphere. DSC has prior and current experience in land development and resort hotel development and operations.

         The Long-Term Strategy of the Company will be to focus toward land development and related real estate activities, utilizing DSC's resort hotel and land development experience and the Company's real estate valuation expertise.

         The Company, as provided for in its Real Estate Investment policy, see "Real Estate Investment policy", intends to enhance shareholder value through the acquisition of strategically-located, undervalued real estate assets and undeveloped land in Latin America, the southeastern and western United States, and the Caribbean basin.

         The Company's subsidiary, located in Mexico, will act as a master developer for the undeveloped properties it acquires. It will identify the following: (i) the highest and best use for the properties, (ii) zoning, environmental and other regulatory requirements, (iii) preparation of site and development plans, (iv) development of the infrastructure (including roads and utilities), and (v) sales and marketing to individuals and local builders.

         In addition to the development process, to enhance the Company's cash flow, the Company will consider acquiring and/or developing resort hotel and other commercial properties to be net-leased to hotel management companies and corporate clients.

3. The Board believes that the Company will be able to achieve benefits through its association with DSC and Hemisphere. Included in such benefits are (i) increased financial resources, (ii) an ability to attract additional capital in the future, and (iii) the ability to establish a broader and more meaningful market for the Company's Common Stock. The Board believes that the capital contribution and the assets acquired in the Transaction, the increase in the Company's capital base, and the relationship with DSC and Hemisphere, will improve the Company's ability to explore potential future acquisitions, and thereby enhance the Company's long-term growth prospects. As provided for in the Amended and Restated Agreement, DSC has provided $300,000 as a capital contribution to the Company, and in addition, the Company acquired accounts receivable valued at approximately $2,110,500 as of August 19, 1996 ($1,428,600 as of September 30, 1998). The Company utilized the $300,000 of capital for the operations of the Company and professional fees incurred in connection in the Transaction.

         The Board's belief that it is unlikely that the Company would have adequate resources or capital to implement its business plan if it did not complete the Transaction, based on the then existing financial condition of the Company. Prior to the Transaction, the Company's strategy has been to be a boutique international appraisal and valuation firm and to expand its operations through acquisitions. The Company's initial strategy was to acquire a network of appraisal firms to perform appraisal valuation activities in their particular market areas. The Company initially was successful in this strategy with the acquisition (through a joint venture with Novotrade Rt.) and formation of Appraisal Group International, Rt., Budapest Hungary, as described elsewhere herein. However, the illiquidity of the Common Stock has been a detriment in the Company's ability to acquire additional appraisal firms to enhance the Company's growth. The difficulties in identifying feasible acquisitions of strategically-located appraisal firms as well as the Company's lack of significant resources to effectuate acquisitions in real estate investments has hampered the success of the Company's growth strategy.

4. The Board's belief that the Transactions and the assets acquired by the Company may allow the Company to establish a broader and more meaningful market for the Common Stock. Currently, the Common Stock is eligible for trading on the OTC Bulletin Board, although there has been insignificant trading activity in the Common Stock for the past several years. See "--Certain Considerations." The Board believed that the Transaction may increase the liquidity in the Common Stock by enabling the Company to attract broker-dealers to act as market makers in the Common Stock and/or by increasing the capital resources and asset base required for listing on the NASDAQ SmallCap market. The Company has not, to date, taken any action to increase the liquidity of the Common Stock and no assurance can be given that the Company will be able to attract market makers for the Common Stock. Furthermore, NASDAQ has recently increased the quantitative and qualitative listing requirements and no assurance can be given that, were the Company to seek the listing of the Common Stock on the SmallCap market, such an application would qualify or be approved by NASDAQ.

5. The Board's belief that DSC and Hemisphere could offer strategic relationships in the Company's ability to market its real estate consulting services to the Latin American market. The

Transaction may also provide additional intangible benefits that the Board believes will be instrumental to the Company's success. These potential benefits include, among others, increased recognition in the international real estate market and other benefits accruing from an association with a company whose businesses are compatible with the Company's business. These factors, especially the anti-dilutive nature of the Transaction to the current stockholders, were in the view of the Board, supportive of the fairness to stockholders of the Transaction.

         The Board also reviewed and considered several possible risks associated with the Transaction, including, among others, the assumption of debt and liabilities, the change in control that will result from the Transaction and development risks associated with the development of properties. For a description of such possible risks, see "--Certain Considerations" immediately below. Based on the foregoing considerations as well as those discussed elsewhere herein, the Board of Directors determined that the transactions contemplated by the Transaction were fair and in the best interest of the Company and its stockholders.

CERTAIN CONSIDERATIONS

         In addition to the other information contained in this Information Statement, the Company's stockholders should be aware of the following risks related to the Transaction and the Company.

1. LOSSES FROM OPERATIONS AND NEED FOR FINANCING. Giving effect to the Transaction, the Company has continuously sustained losses from operations. The Company incurred losses of $463,900 and $534,900 during the last two fiscal years ended December 31, 1997 and 1996, respectively. The Company will require additional financing, in order to fully implement the Company's business strategy. See "Certain Information Concerning the Company--Management's Discussion and Analysis." To raise additional financing, the Company may have to seek such funds through public or private equity or debt financing. Should the Company raise capital through such equity financing arrangement, the then existing stockholders may experience substantial dilution in their investment in the Company. At the present time, there are no agreements, understandings or arrangements with any parties with respect to additional financing for the Company. Accordingly, there can be no assurance that an agreement will be reached with respect to any additional financing.

2. SUBSTANTIAL INDEBTEDNESS AND ABILITY TO SERVICE DEBT: Given the effect to the Transaction, the Company has approximately $7,276,000 of total liabilities as of September 30, 1998, including the Notes in the face amount of $4,700,900 (and $521,000 of accrued interest as of September 30, 1998). Of such amount, $857,500 (and $224,400 of accrued interest as of September 30, 1998) is long-term debt, payable to Mexican financial institutions, attributable to the Assets acquired in the Transaction. The debt to Mexican financial institutions consists of one note non-interest bearing with interest at five percent per year and maturing in March 31, 1999 and a second note accruing interest at a rate of 4.5% above the Mexican inflation rate index (approximately 20%) and maturing in 2007. In addition, the Company may be required to incur additional indebtedness in the future in order to fully implement the Company's business strategy. See above. The level of the Company's indebtedness could have important consequences to the stockholders of the Company. These consequences include the following: (i) the Company's inability to obtain necessary debt financing in the future, for working capital, capital expenditure or other purposes; (ii) cash flow from operations dedicated to payment of principle and interest on its indebtedness may not be available for other purposes; (iii) the Company's level of indebtedness could limit its flexibility in planning for or reacting to changes in its business; (iv) the Company's high level of indebtedness may make it more vulnerable in the event of a downturn in its business or the economy in general; and (v) in the event that the Company is unable to service its debt requirements, the Company may be required to sell its assets in order to meet its debt service requirements, which sales may be required to be made at prices below the then market value of such assets. Unless the Company is able to generate cash flow from operations or obtain additional financing for debt service requirements, the Company will face substantial liquidity problems. See "Certain Information Concerning the Company -- Management's Discussion and Analysis."

3. DEVELOPMENT RISKS. The Company intends to develop the properties acquired in the Transaction. See "Certain Information Concerning the Company--Management's Discussion and Analysis." Although the diversity in the size, type and location of its properties should reduce the risk of ownership of any single property, the Company will be subject to risks generally inherent in the ownership of real estate properties. Such risks are a downturn in general or local economic conditions or an increase in the real property tax rate. In the event the Company develops such properties in the future, the Company will be subject to various additional risks including inability to obtain financing, inability to obtain building permits or necessary zoning changes, construction delays, inability to complete construction at projected costs and to fund any excess construction costs, strikes, adverse weather conditions, and other conditions beyond the control of the Company. No assurance can be given that the Company will be successful in completing any development projects undertaken.

4. ASSUMED LIABILITIES. The Company could become liable for liabilities associated with the properties acquired in the Transaction. Such liabilities may include various contingent or undisclosed liabilities. Although the Company is not aware of any such liabilities that would be material to the Company, the existence of such liabilities could have a substantial adverse effect on the Company.

5. COMPETITION. The Company's business is highly competitive. The Company's appraisal and real estate consulting business competes with, among other persons, "Big 6" accounting firms which have substantially greater financial and other resources than the Company. See "Certain Information Concerning The Company -- Business Operations." In addition, to the extent that the Company seeks to develop its real estate properties, the Company will be required to compete with numerous developers ranging from small local to larger regional and national builders and developers, some of which have greater sales and financial resources than the Company. No assurance can be given that the Company will be able to compete with such other builders and developers. See "Certain Information Concerning The Company -- Description of Property."

6. LACK OF PUBLIC MARKET FOR THE COMMON STOCK. The Company's Common Stock is quoted on the OTC Bulletin Board under the symbol "IRGR". For the past several years, there has been an extremely limited market for the Common Stock. For the two-year period ended December 31, 1997, there were fewer than ten sales reported by the OTC Bulletin Board at prices ranging from a low of $.01 to a high of $.24. The total volume of such sales was approximately 168,373 shares. Since January 1, 1996, the low and high bid of the Common Stock has been $.03125 and the low and high ask has been $1.00. In addition, if the trading price of the Common Stock is less than $5.00 per share, trading in the Common Stock would also be subject to certain rules promulgated under the 1934 Act. Such Act requires additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Common Stock, which could severely limit the market liquidity of the Common Stock and the ability of persons to sell the Common Stock.

7. NO APPRAISAL RIGHTS. Under the applicable provisions of the Delaware General Corporations Law, the Company's stockholders are not entitled to any dissenters' appraisal rights in connection with the Transaction or any other transaction described in this Information Statement.

8. NO DIVIDENDS. The Company has not paid any cash dividends on this Common Stock since its inception, does not anticipate paying any cash dividends in the foreseeable future and intends to retain earnings, if any, to provide funds for general corporate purposes and the expansion of the Company's business. The payment of any future dividends by the Company will be dependent upon the earnings of the Company, its financial requirements and other relevant factors.

9. CONTROL BY PRINCIPAL STOCKHOLDERS. Upon conversion of the DSC and Hemisphere Notes, DSC will own approximately 32.4 percent, Hemisphere will own approximately 46.1 percent, and NAFIN will own approximately 13.8 percent of the then outstanding Common Stock. See "Certain Information Concerning the Company--Principal Stockholders." As a result, any two of these companies acting in concert will be in a position to determine the outcome for the election of directors and thereby control the Company.

CHANGE IN CONTROL OF COMPANY

         A change in control of the Company will occur upon the conversion of the DSC and Hemisphere Notes. At such time, DSC will own approximately 32.4 percent, Hemisphere will own approximately 46.1 percent, and NAFIN will own approximately 13.8 percent of the then outstanding Common Stock. See "Certain Information Concerning the Company--Principal Stockholders." As a result, any two of these companies acting in concert will be in a position to determine the outcome for the election of directors and thereby control the Company. The change of control is expected to occur approximately 20 days after the mailing of this Information Statement to the Company's stockholders. At such time, approximately 115,592,813 shares of Common Stock will be issued and outstanding.

         The Company intends to call a special meeting of the stockholders after the conversion of the DSC and Hemisphere Notes to elect five directors, one of which will be proposed by the Company, one of which will be proposed by Hemisphere and the remainder proposed by DSC. The Amended and Restated Agreement provides that Mr. Bradbury will enter into an employment agreement with the Company on terms similar to his present employment agreement with the Company. In addition, it is expected that Mr. Bradbury will continue to serve on the Board.

FEDERAL INCOME TAX CONSEQUENCES

         The Transaction will have no federal income tax effects on the Company or its stockholders.

NO APPRAISAL RIGHTS

         Under the applicable provisions of the Delaware General Corporations Law, the Company's stockholders are not entitled to any dissenters' appraisal rights in connection with the Transaction or any other transaction described in this Information Statement.

REGULATORY REQUIREMENTS

         The Company is not aware of any federal or state regulatory requirements that must be complied with or regulatory approval that must be obtained in connection with the agreements with DSC and Hemisphere and the transaction contemplated thereby, other than the filing of: (i) a Certificate of Amendment to the Company's Certificate of Incorporation pursuant to the applicable provisions of the Delaware General Corporation Law; and (ii) this Information Statement on Schedule 14C with the Securities and Exchange Commission.

                   CERTAIN INFORMATION CONCERNING THE COMPANY

         International Realty Group, Inc., (the "Company") was incorporated in Delaware on April 13, 1970 and operated under the name Bosco Resources Corporation until June 10, 1973, when it ceased operations after its assets were nationalized without compensation by the Libyan Government. The Company remained inactive until December 15, 1986. At such time, it acquired all of the outstanding shares of Appraisal Group, Inc. in exchange for 4,150,000 shares of common stock (after a 1 for 8 reverse split). The Company changed its name to Appraisal Group International Inc.. Subsequently, on August 10, 1989, the Company changed its name to International Realty Group, Inc. Its principle offices are located at 111 NW 183 Street, Suite 518, Miami, Florida 33169. Its telephone number is
(305) 944-8811. Fax (305) 651-3394.

BUSINESS OPERATIONS

         The Company, together with its consolidated subsidiaries, currently operates in two business segments: (i) Real Estate Consulting Services and (ii) Land Development.

 REAL ESTATE CONSULTING SERVICES

         The Company's real estate consulting services operate through its domestic and foreign subsidiaries, which represented 89% and 11% respectively, of total Company revenue in 1997. Domestic operations are performed through Appraisal Group International, Inc. and foreign operations are performed through Appraisal Group International, Rt.

 APPRAISAL GROUP INTERNATIONAL, INC.

         Appraisal Group International, Inc., ("AGII") a Florida corporation, organized on July 7, 1989, and its predecessor Appraisal Group, Inc., organized on August 21, 1974, is an appraisal and valuation company, specializing in commercial real estate, machinery, equipment, business and residential appraisals.

         Real estate appraisals are performed on a domestic and international level, including engagements in Mexico, China, Lithuania, Estonia, Panama, and Hungary. An estimated 75% percent of appraisal revenue is derived from projects in the United States and 25% percent from international projects. Properties appraised include office buildings, shopping centers, apartment complexes, hotels, resorts and golf courses. The Company also performs a large volume of single family and review appraisals to fully serve its clients. During 1997, AGII performed over 2,100 single family and review appraisals in 16 states for over 150 local and national clients.

         Commercial appraisals are generally full narrative appraisals prepared in accordance with the Uniform Standards of Professional Appraisal Practice. The appraisals are utilized by governmental agencies, banks, institutions, property owners, developers and attorneys for a variety of purposes, including financing, insurance, portfolio analysis, litigation support, estate analysis and current market valuation. The majority of residential appraisals is completed on forms promulgated by the Federal National Mortgage Association (Fannie Mae) and Federal Home Loan Mortgage Corporation (FHLMC) and is normally utilized for financing and estate purposes. In addition, the company performs business valuations, equipment and machinery valuations, and litigation support for its clients.

         Except for salaries of the Chief Executive Officer and administrative staff, the staff of Appraisal Group International, Inc. consists of independent contractors who accept assignments pursuant to negotiated fee arrangements. All appraisers must be licensed and certified real estate appraisers, pursuant to applicable state law. In addition to the appraisers in the Miami office, the company has contracts with other licensed and certified independent contractors on a national basis.

         Title XI of the Federal Financial Institutions Reform Recovery and Enforcement Act of 1989 ("FIRREA") effectively has regulated the appraisal profession. Under FIRREA, federally-insured financial institutions are required to use state licenses and certified appraisers. In connection with this statute, the Appraisal Foundation was formed to represent various appraisal organizations and is the parent organization of the Appraiser Qualifications Board and the Appraisal Standards Board.

         The Appraisal Standards Board sets standards for contents and methodology of appraisals. Appraisal Group International, Inc. appraisers perform their assignments in compliance with relevant provisions and regulations of both boards noted above as well as the Uniform Standards of Professional Appraisal Practice.

 APPRAISAL GROUP INTERNATIONAL, RT.

         Appraisal Group International, Rt. ("AGI Rt.") organized on June 6, 1990 under the laws of the country of Hungary, is 75% owned by Stragix International, Inc. ("Stragix"), which is itself a wholly-owned subsidiary of the Company. The remaining 25% of AGI Rt. is owned by existing AGI Rt. management. See "Certain Relationships and Related Transactions". AGI Rt. is engaged in valuations of businesses, real estate, management, consulting, privatization management and trade brokerage in Central and Eastern Europe.

         The majority of business of AGI Rt. has been the valuation of businesses and real estate, primarily for the State Property Agency, an agency of the Hungarian government and local city municipalities. In addition, AGI Rt. is an official court appointed liquidator. As court appointed liquidator, the Company is responsible to oversee the operational and financial integrity of the companies it is liquidating. Currently AGI Rt. is liquidating approximately 60 separate companies on behalf of the court. The complete liquidation process for an individual company takes approximately two years, after which the Company may be awarded a fee of approximately 3% of the net collected proceeds.

 COMPETITION

         There is significant competition in the field of appraisals and real estate consulting services. Industry sources estimate that the appraisal service industry in the United States includes over 84,000 state licensed and certified appraisers in the United States. The Company's competition generally comes from three types of organizations; (i) "Big Six" accounting firms; (ii) multi-office appraisal firms; and (iii) small appraisal firms. A majority of the large accounting firms have appraisal departments. The name recognition of these large accounting firms provides such firms with a competitive advantage, however, the Company believes that their relatively high fees for services allow market penetration by firms such as the Company. All of the major accounting firms possess substantially greater financial and other resources that the Company. The most prominent United States multi-office appraisal firms are American Appraisal Company, Marshal & Stevens, Joseph Blake & Associates, Cushman & Wakefield and Valuation Consultants International Ltd. The majority of appraisal firms employ one to five appraisers who are primarily involved in residential appraisals, although many small firms do perform commercial appraisals. These firms may have lower overhead than the Company, however, they may lack the expertise to perform commercial appraisals and accept assignments on an international basis as the Company does.

LAND DEVELOPMENT

         Pursuant to the Transaction with DSC and Hemisphere, the Company acquired interests in five properties located in Mexico. See "Item 12--Certain Relations and Related Transactions" and "Item 2--Description of Properties". The Company believes that each of the Company's properties is suitable for future development as either a resort, residential or commercial property. Since the properties located in Mexico secure the Company's obligations under the DSC and Hemisphere Note, the Company does not plan to undertake any development of such properties until after the DSC and Hemisphere Notes have been converted. (While no assurances can be given, the Company expects that the conversion of the DSC and Hemisphere Notes will occur in the FOURTH quarter of 1998.) Any development of the Company is contingent upon the Company obtaining necessary financing and a review of the applicable market conditions of the time of financing. Potential sources of financing include mortgage financing from financial institutions located in the United States, EUROPE or Mexico, or the issuance of equity securities of the Company. The Company has no present understanding, agreement or commitment for financing any such property and there can be no assurance that financing will be available to the Company on commercially reasonable terms or at all.

OTHER ACTIVITIES

         U. S. Property Investment & Auction, Inc. was organized in March 1987 and is a licensed Florida Real Estate Broker. The company provides to its foreign and domestic clients real estate brokerage and property management services.

         IRG Financial Services, Inc. was organized in June 1992. The company provides financial consulting and mortgage loan packaging services to its foreign and domestic clients.

EMPLOYEES

         The Company, as a whole, employs 4 administrative and 12 staff appraisers in its domestic operations, and 6 administrative and staff appraisers in its foreign operations. In addition, the Company retains 68 independent licensed appraisers to perform professional services in their local market regularly and on an ad hoc basis.

DESCRIPTION OF PROPERTY

         The Company, or through its subsidiaries, currently is subject to two leases for office facilities and owns eight properties currently held for investment.

         The Company leases 2,500 square feet of office space located in Miami, Florida, which serves as the Company's corporate headquarters and its domestic operations. In addition, it leases 2,000 square feet of office space in Budapest, Hungary, which is utilized by its foreign operations. Both leases are on a month-to-month basis. The Company's aggregate lease payments per month are approximately $4,000.

         Title or ownership of the Company's properties are held by two methods:
Fee simple and through Trust agreements. Property owned through Trust agreements ("Trust Rights") is a unique form of ownership in Mexico. In 1859 the Mexican Federal Constitution forbade real estate to be sold in fee to non-Mexicans within fifty kilometers from Mexico's shores or within one hundred kilometers along Mexico's borders (the "restricted zone"). Under Section 346 of Mexico's Credit Instruments and Transactions Law, non-Mexicans may own real estate through the utilization of Trust agreements. Under a trust agreement, the property owner, called the settlor, settles property in trust with a trustee, a credit institution, for a determined legal purpose and for the benefit of a beneficiary who may be settlor himself. Ownership is typically divided among three parties: the settlor; the trustee; and the beneficiary. None of these parties is thus considered to be a full owner in fee of the property settled in trust. Therefore, the Trust vehicle provides to both Mexican and non-Mexican all of the rights, use, enjoyment, ability to encumber, rent, modify, construct, and sell the real estate placed in trust. The following properties described below are held pursuant to Trust Rights: Campo de Tiro and Clusters Ixtapa. All of the other properties are held in fee simple.

         The Company's real estate properties include:

         (i) Clusters Ixtapa - a 26-acre partially developed property located within the 208-acre planned unit development called Marina Ixtapa located in the town of Ixtapa-Zihuatanejo on the Pacific Coast of Mexico, approximately 240 kilometers northwest of the port of Acapulco, which is majority (75%) owned by the Company's subsidiary Clusters Inmobiliaria de Ixtapa, S.A. de C.V.. The preliminary site work has been completed and the property is currently held for investment. Although the Company presently has no understandings or agreements with respect to the development of the property, the development plans call for the development of 14 commercial lots and 124 residential lots in two years with an additional investment in infrastructure of $3,800,000. The project would be completed in intervals in order to allow the Company to build the project in 20% stages through a revolving construction line of credit. The developed lot will be marketed to local builder/developers for construction of townhomes, villas or commercial use for sale to the general public. The property is subject to a non-interest-bearing mortgage held by the Company in the approximate amount of $5,625,000. Pursuant to the DSC Transaction, the Company acquired from DSC the $5,625,000 debt obligation of Clusters Ixtapa on the Closing Date. See "The Assets."

         (ii) Campo de Tiro - an 8-acre partially developed property, located in the city of Acapulco, State of Guerrero, Mexico, which is wholly owned by the Company's subsidiary Centro de Promociones Guerrero S.A. de C.V. The property is currently being held for future development. Although the Company presently has no understandings or agreements with respect to Campo de Tiro, the preliminary development plan calls for construction of social housing, which is government assisted residential housing over a period of 24 months, consisting of 124 two-story duplex townhouses, 250 units in total. The Company believes that all necessary licenses, permits, and governmental approvals have been obtained for the construction of residential housing on such property. The Company is aware of one other social housing development which is proposed to be constructed within 10 miles of the Campo de Tiro site. Accordingly, the Company believes that in the event that the Company so develops the Campo de Tiro site, the development will be able to effectively compete in its market. The property is subject to a mortgage due March 31, 1999, with a balance, as of September 30, 1998, of $494,700, including accrued interest.

         (iii) Villas del Carbon Residential Complex - a 24-acre partially developed property located in Villa del Carbon, State of Mexico, Mexico, one hour northwest of Mexico City by highway, between the villages of Atlacomulco and picturesque Tepozotlan, which is majority (79.1%) owned by the Company's subsidiary Nueva Tierra. The property presently has a clubhouse, roads, and utility lines to the property boundary. The property is currently held for future development. Although the Company presently has no understandings or agreements with respect to the development of the property, development plans call for development of 180 home sites for sale to builders or individuals who wish to construct weekend country houses. Prior to sale of the home sites, the development plan calls for construction of electric lines, water supply, stormwater drain pipes and street lighting to each of the individual lots. The cost to complete this project would be approximately $1,700,000 in four stages. The Company is not aware of any similar existing or proposed projects in the area immediately adjacent to Villas del Carbon, although any such development will compete with other weekend country house developments that are within a 1 to 2 hour drive of Mexico City. The first stage would require a revolving construction line of credit in the approximate amount of $400,000. This property is not subject to any mortgage or encumbrances.

         (iv) Hacienda del Franco - a 260-acre partially developed property, located approximately 3 kilometers from the city of Silao, in the State of Guanajuato, Mexico, which is majority (81.13%) owned by the Company's subsidiary Nueva Tierra At present, the property contains a traditional colonial style hacienda (a countryside estate), roads have been graded, utilities, sewers and water system is on the property. Preliminary plans call for the development of multi acre single family haciendas. Preliminary market research indicates that there are no similar type developments in the market area. This property is currently being held for future development. The property is subject to mortgages in the principal sum of $362,800 at interest rates of 4.5% and 5.2%, maturing in the year 2007. Accrued interest on this mortgage was approximately $224,400, as of September 30, 1998.

         (v) Bahia de Cortes - a 3,451-acre undeveloped property located in La Paz, Baja California Sur, which is majority (78%) owned by the Company's subsidiary, Nueva Tierra. The property consists of approximately 3,451 acres of land including over five kilometers of beachfront. The property is currently held for future development and is not subject to any mortgage or encumbrances. To the extent that this property is developed, it will face significant competition from other established properties in the La Paz area of Baja California Sur.

         (vi) Clear Lake Pines - two developed vacant lots totaling one acre located in Clear Lake Pines, La Grange, Texas, which is wholly owned by the Company's subsidiary, Appraisal Group International, Inc. The property is currently being held for investment purposes. Clear Lake Pines is a second-home recreational development. The property is not subject to a mortgage or other encumbrances.

         (vii) Caye Bokel - an 87 acre parcel of undeveloped land on the Island of Big Caye Bokel, located in the Turneffe Islands in the country of Belize, which is wholly owned by the Company's subsidiary, Caye Bokel Limited. The property is currently being held for future development purposes. Although the Company presently has no understandings or agreements with respect to the development of Caye Bokel, management believes that the highest and best use for the property is a hotel/villa destination resort with marina to attract both North and South American tourists interested in the sports fishing, scuba and other water sports activities available on the Barrier Reef the property is located adjacent to. The Company is aware of at least four small (10 to 25 rooms) potentially competitive resorts in the Turneffe Islands, including a 22 room resort on the island adjacent to Big Caye Bokel that caters to divers and sport fishermen. The property is not subject to any mortgage or other encumbrances.

         Any development of the above properties by the Company is contingent upon the completion of a development plan, determining the highest and best use of the properties, the estimated cost, the market viability, a determination by the Company that it has sufficient capital resources to meet the quantified development cost as budgeted in the development plan.

ENVIRONMENTAL REGULATIONS

         The Company has been advised by DSC that the acquired Assets are not subject to any claims for liability for cleanup of waste sites or environmental contamination of property and that the companies that hold the Assets do not currently anticipate any material adverse effect on the results of operations, earnings or competitive position as a result of compliance with environmental regulations. Such companies are subject to numerous environmental laws of Mexico, its states and local governments relating to the development of real estate. DSC believes that the existing environmental controls procedures are adequate, and there are no current plans for substantial capital expenditures in this area.

REAL ESTATE INVESTMENT POLICY

         The Company has in the past and may in the future hold property for investment purposes and/or future development. The Company's real estate investment policy is to acquire both existing income producing real estate properties to provide current income and cash flow and undeveloped properties to provide capital appreciation. The real estate policy is not subject to stockholder approval and does not restrict the Company to a particular type, size or geographic location for any such acquisitions or the number or amount of mortgages that may be placed on any one piece of property. The Company seeks to acquire properties that: (i) are significantly under-valued in relation to its market or type; (ii) where the properties debt can be restructured to provide enhanced cash flow; (iii) where a property is partially developed and can be acquired for a discount and the development completed and operated at above-average returns. At this time, management believes there are a number of such opportunities in Mexico, the Caribbean and other South American countries. The Company may acquire its ownership through the direct purchase of the property or through the acquisition of the Common Stock or other equity securities of an entity whose primary activity is the operation or development of the real estate property. Subject to the Board of Director's fiduciary obligations to stockholders, the Company may acquire properties for either investment or development that are owned directly or indirectly by affiliates of the Company. The Company may acquire its real estate acquisitions through the issuance of its Common Stock or the assumption of existing debt.

LEGAL PROCEEDINGS

         The Company is neither a defendant nor a plaintiff in any legal proceedings. Certain of its operating subsidiaries are plaintiffs in collection matters, which the Company does not consider material, and is in the normal course of business.

DESCRIPTION OF COMMON STOCK

         The Company is authorized to issue 10,000,000 shares of Common Stock of which 9,954,313 shares are currently outstanding. At present, the Company has not authorized the issuance of preferred stock. The Board of Directors of the Company has approved an amendment to the Company's Certificate of Incorporation to increase the authorized shares of Common Stock from 10,000,000 shares to 450,000,000 shares. Two stockholders of the Company have indicated that they intend to execute a written stockholder consent on or about the date of this Information Statement approving such amendment to the Company's Certificate of Incorporation.

         Holders of the Common Stock are entitled to one vote for each share held by them of record on the books of the Company in all matters to be voted on by the Company's stockholders. No cumulative voting of the Common Stock is permitted. Holders of the Common Stock do not have any conversion, preemptive or preferential rights with respect to the Common Stock. The holders of the Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. There are no redemptive or sinking fund provisions applicable to the Common Stock. All outstanding Common Stock is fully paid and non-assessable. The Common Stock is eligible for trading on the OTC Bulletin Board under the symbol IRGR.

PRINCIPAL STOCKHOLDERS

         The following table sets forth the beneficial ownership of the Common Stock (as of the date of this Information Statement and as adjusted to give effect to the conversion of the DSC and Hemisphere notes) by: (i) each of the Company's Officers and Directors, (ii) each person who is known by the Company to beneficially own more than 5% of the outstanding Common Stock, and (iii) all of the officers and directors as a group.


NAME AND ADDRESS                                            BEFORE CONVERSION OF DSC         AFTER CONVERSION OF DSC
OF BENEFICIAL OWNER                                          AND HEMISPHERE NOTES(1)         AND HEMISPHERE NOTES(2)
-------------------                                         -------------------------        ------------------------
                                                                            PERCENTAGE                          PERCENTAGE
                                                          AMOUNT             OF CLASS            AMOUNT          OF CLASS
                                                         ---------          ----------         ----------       ----------
Jack Birnholz(3)                                         4,160,000             41.8%            4,160,000           3.6%
Richard Bradbury(3)                                      1,253,000             12.6%            1,253,000           1.1%
Alton Hollis(3)                                              9,000               *                  9,000            *
DSC S.A. de C.V.(4)                                        485,930              4.8%           37,449,960          32.4%
Bernardo Dominguez Moreno(4)                               485,930              4.8%           37,449,960          32.4%
Bernardo Dominguez C.(4)                                   485,930              4.8%           37,449,960          32.4%
Jorge Lopez Nunez(4)                                       485,930              4.8%           37,449,960          32.4%
Pablo Macedo(4)                                                  0               *                      0            *
Hemisphere Developments Limited (5)                        514,070              5.2%           53,277,340          46.1%
Monique Roggero-Ciana                                      514,070              5.2%           53,277,340          46.1%
Nacional Financiera, S.N.C.(6)                                   0               *             15,991,000          13.8%
All Officers and Directors as a Group (4 persons)        1,747,930             17.5%           23,702,784          26.6%
=========================================================================================================================

*    Represents less than one percent of class

(1) As of the date of this Information Statement, there are 9,954,313 shares of the Company's Common Stock issued and outstanding.
(2) Reflects the beneficial ownership of the Common Stock after the conversion of the DSC and Hemisphere Notes, which is expected to occur approximately 20 days after the distribution of this Information Statement to the Company's stockholders and gives effect to the transfer of approximately 15,991,000 shares of Common Stock from DSC to NAFIN. See "The
     Transaction." As of such date, there will be approximately 115,592,813 shares of Common Stock issued and outstanding.
(3) Such person's address is c/o International Realty Group, Inc., 111 NW 183 Street, Suite 518, Miami, Florida 33169.
(4) Such person's address is c/o DSC, Constituyentes No. 647, Col. 16 de Septiembre, 11810, Mexico, D.F.
(5) Such person's address is c/o Hemisphere, Atlantic House, 4-8 Circular Road, Douglas, Isle of Man.
(6) Such person's address is Insurjendes Sur No. 1971, Tower 4, Floor 9, Mexico City, 01020, Mexico.

MANAGEMENT'S DISCUSSION AND ANALYSIS

GENERAL

      The following discussion and analysis covers any material changes in financial condition since December 31, 1996 and any material changes in the results of operations for the 12 months ended December 31, 1997, as compared to the same period in 1996, and the nine-month period ended September 30, 1998, as compared to the same period in 1997. This discussion and analysis should be read in conjunction with the audited financial statements contained elsewhere herein.

RESULTS OF OPERATIONS

 NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1997

Real Estate Consulting Services
Revenues for the nine months ended September 30, 1998 totaled $634,800 as compared to $579,000 for the same period in 1997, an increase of $55,800 or 9%. The Company's domestic and foreign valuation subsidiaries, Appraisal Group International, Inc. ("AGII") and Appraisal Group International, Rt. ("AGI RT.") accounted for the Company's revenues. AGII had revenues of $580,100 for the current period, compared to $498,000 for the same period in 1997, an increase of approximately 16%. AGI RT. had revenues of $53,500, compared to $71,000 for the same period in 1997. The continued decline is attributed to the decrease in appraisal assignments with the Hungarian government.

Operating expenses for the nine months ended September 30, 1998 were $709,300 compared to $639,200 for the comparable period in 1997, an increase of 11%. Of the total expenses, foreign operations accounted for 11% and domestic operations accounted for 89%.

Selling, General and Administrative expenses for the period increased from $113,800 in 1997 to $177,200 for the current period, an increase of $63.400. Payroll and Related Benefits for the period increased from $150,300 in 1997 to $158,500 for the current period. Direct expenses including the production of appraisal reports, fees and related expenses for the period decreased from $334,000 in 1997 to $330,300 for the current period. Such decrease is in spite of the fact revenues increased 11% during such period. Amortization and Depreciation expense was consistent between the periods. Interest expense for the nine months ended September 30, 1998 were $274,100 compared to $277,600 for the same period in 1997. The majority of interest expense is attributable to the convertible note $191,000 and for properties located in Mexico $64,100. There was currency translation expense of $98,500 for the current period compared to a gain of $1,200 for the comparable 1997 period. Such translation gain or expense is attributable to the currency fluctuations of the Mexican peso during each such period.

 LAND DEVELOPMENT

During the current nine-month period, the Company began preliminary activity in its land development operations. The Company had costs, paid directly by DSC through the reduction of their account payable to the Company, totaling $123,500 for personnel, engineering, site plans and other related expenses.



For the nine months ended, the Company had a net loss of $455,500 compared to a net loss of $314,400 for the comparable 1997 period. During such period, the Company's domestic consulting operations performed by AGII had an operating profit of $103,400 for the current period, compared to $61,600 for the comparable 1997 period. The Company's foreign consulting operations had an operating loss of $31,800 for the current period compared to a $14,400 loss for the comparable

1997 period. Real estate operations in Mexico had operating losses of $123,500 for the current period. There were no such operations during the 1997 period. The other major influences on the Company's operating losses are attributable to accrued interest expense of $274,100 and currency exchange expense of $98,500, recognized during the current period.

 TWELVE MONTHS ENDED DECEMBER 31, 1997 COMPARED TO TWELVE MONTHS ENDED DECEMBER 31, 1996

 REAL ESTATE CONSULTING SERVICES:

REVENUE derived from consulting services for the year 1997 increased 31% to $792,800 in 1997 from $604,000 in 1996. Revenue from foreign operations decreased to $86,300 in 1997 from $272,500 in 1996. The decrease in foreign revenue is attributed to the decrease in consulting assignments from various Hungarian government agencies. Revenues from domestic operations increased 113% to $706,500 in 1997 from $331,500 in 1996.

OPERATING EXPENSES for the year 1997 decreased 15% from $1,089,000 in 1996 to $922,700 in 1997. SELLING, GENERAL AND OVERHEAD OPERATING EXPENSES for the year 1996 were $395,500 versus $214,900 for the comparable period in 1997. Included in this expense category for 1996 are Transaction expenses associated with the acquisition, amounting to $186,000. Included in the $186,000 of such expenses were $43,600 incurred in 1995 and recognized on the Closing date of the acquisition. DIRECT expenses including the production of appraisal reports, appraisers' fees, travel, reproduction, photography and all related expenses increased from $403,500 in 1996 to $447,700 in 1997. The increase in direct expenses follows the increase in domestic revenue for the period. PAYROLL AND RELATED BENEFITS decreased from $233,400 in 1996 compared to $203,100 in 1997. AMORTIZATION and DEPRECIATION expenses were consistent between the periods.

OTHER INCOME AND EXPENSES: The majority of interest expense ($243,900 of the $379,300) for the year 1997 (compared to $86,100 of $179,400 in 1996) is attributable to the Convertible Notes issued in conjunction with the Transaction at closing. Of the balance, $135,400 in 1997 and $93,300 in 1996 is attributable to mortgage interest expense for the Company's properties in Mexico ($123,000 in 1997 and $91,100 in 1996) and domestic and foreign operations. Gain or (losses) for exchange rate fluctuations $32,100 in 1996, compared to ($19,600) in 1997 is attributable to Mexican operations. Appraisal Group International, Rt. recognized a gain on sale of securities in the amount of $112,200 during 1996.

LAND DEVELOPMENT: The Company has acquired interests in five properties located in Mexico, pursuant to the Transaction with DSC and Hemisphere dated as of August 19, 1996. The Company believes that each of the Mexican properties is suitable for future development as either a resort, residential or commercial property. Since the properties secure the Company's obligations under certain notes issued to DSC and Hemisphere, the Company does not plan to undertake any development of such properties until after such notes have been converted. While no assurances can be given, the Company expects that the conversion of these notes (convertible into an aggregate of 105,638,300 shares of the Company's Common Stock) will occur in the fourth quarter of 1998. Any development of the properties thereafter is contingent upon the Company obtaining necessary financing. Potential sources of financing include mortgage financing from financial institutions located in the United States, Europe or Mexico, or the issuance of equity securities of the Company. The Company has no present understanding, agreement or commitment for financing any such property and there can be no assurance that financing will be available to the Company on commercially reasonable terms or at all.

There was no income or expense directly attributable to land development operations during the year ended December 31, 1997.

As a result of the above, the Company had a consolidated loss of $463,900 in 1997 compared to a loss of $534,900 for the comparable 1996 period. The majority of such loss during the current period is attributable to accrued interest expense of $379,300. Domestic operations performed by AGII had an operating profit during the current period of $93,500 compared to an operating loss of $37,300 for the comparable period in 1996. Foreign operations had a net operating loss of $23,100 during the current period, compared to a loss of $54,400 in the comparable 1996 period.

 LIQUIDITY AND CAPITAL RESOURCES:
Cash and Cash Equivalents for the nine months ended September 30, 1998 totaled $101,700 and accounts receivables of $1,581,700. Of this amount, $1,428,600 is due from shareholder, and the balance of accounts receivable $153,100 is from domestic operations ($102,700) and foreign operations ($50,400).

Net cash provided by (used in) operating activities, for the current period, was $(22,500) compared to $2,900 for the comparable 1997 period. Cash flow used in investing activities, primarily for the acquisition of equipment for domestic consulting services, totaled $6,700. Net cash provided by (used in) financing activities was $30,400 in the current period, compared to $38,300 in 1997. Cash and cash equivalents decreased by $5,500 for the current period, compared to an increase of $33,600 for the 1997 period. Such difference is attributable to the receipt of $100,000 in capital contributions from shareholder DSC during the 1997 period.

Mortgage and notes payable for the nine months ended were $912,900 attributable to (i) $857,500 mortgages to Mexican banks for property currently held for future development, (ii) $38,000 note payable for domestic operations, and (iii) $17,400 for foreign operations. Accounts payable totaled $199,600. Accrued liabilities totaled $941,600, the majority of which consists of: (i) $558,200 accrued salaries, (ii) $318,400 accrued interest and other expense for Mexican operations, (iii) $33,600 shareholder loans and the balance attributable to other short-term debt.

CURRENCY RISK. The Company is subject to risk in changes of foreign exchange rates for its subsidiaries that use a foreign currency as their functional currency, or for assets or liabilities which are foreign currency denominated and are translated to U.S. dollars at each reporting period. The Company has made quarterly currency translation adjustments (totaling $242,600 over an eight-year period) for its foreign operations, recognized as a component of shareholder's equity. When a foreign entity operates in a highly inflationary economy, the Company uses the U.S. dollar as the functional currency, rather than the local currency, and recognizes any gain or loss in current operations. Effective September 30, 1996 the Company considers Mexico to operate in a highly inflationary economy. The Company has not engaged in the purchase of forward contracts, or other hedging techniques, to manage such foreign exchange risk to protect against earnings and cash flow volatility resulting from changes in foreign exchange rates.

 YEAR 2000 COMPLIANCE:
The Year 2000 issue is the result of computer programs being written using two
(2) digits rather than the four (4) digits to define the year. Any of the Company's computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than 2000. This problem could force computers to either shut down or provide incorrect data or information. The Company utilizes generic software programs developed, maintained and upgraded by independent computer software providers. In response to the Year 2000 issue, management is of the opinion that the providers of these software programs will resolve the date sensitive issue so that all critical systems will be in compliance prior to the Year 2000. The Company does not anticipate any material adverse impact on its business.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), the Company is hereby providing cautionary statements identifying important factors that could cause the Company's actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Reform Act) made by or on behalf of the Company herein or orally, whether in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will result", "are expected to", "will continue", "is anticipated", "estimated", "projection" and "outlook") are not historical facts and may be forward-looking and, accordingly, such statements involve estimates, assumptions, and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. Such uncertainties include, among other, the following: (i) the Company's ability to obtain additional financing to implement its business strategy; (ii) real estate investment risks, including the potential for increases in real property taxes; (iii) real estate development risks, including obtaining building permits or necessary zoning changes, construction delays strikes, adverse weather conditions and other conditions beyond the control of the Company; (iv) illiquidity of real estate investments; (v) the financial condition of the Company's clients; (vi) imposition of new regulatory requirements affecting the Company; (vii) a downturn in general or local economic conditions where the Company owns real property; (viii) the delay or failure to properly manage growth and successfully integrate acquired companies and operations; (ix) lack of geographic diversification; (x) effect of uninsured loss and (ix) other factors which are described under the caption "Certain Transactions." The Company cautions that actual results or outcomes could differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of such factors. Further, management cannot assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

                          INDEX TO FINANCIAL STATEMENTS

               INTERNATIONAL REALTY GROUP, INC. AND SUBSIDIARIES:

                                    CONTENTS



                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                                               Page

Independent Auditors' Report                                                                       F-2

Consolidated Financial Statements:

          Consolidated balance sheets                                                              F-3

          Consolidate statements of operations                                                     F-4

          Consolidated statements of shareholders' deficiency                                      F-5

          Consolidated statements of cash flows                                              F-6 - F-7

          Summary of significant accounting policies                                        F-8 - F-11

          Notes to consolidated financial statements                                       F-12 - F-22


                                  NINE MONTHS ENDED SEPTEMBER 30, 1998
                                             (UNAUDITED)

Consolidated Financial Statements:

          Consolidated balance sheet                                                              F-23

          Consolidate statements of operations                                                    F-24

          Consolidated statements of cash flows                                            F-25 - F-26

          Notes to consolidated financial statements                                       F-27 - F-28


                          INDEPENDENT AUDITORS' REPORT






Board of Directors and Shareholders
International Realty Group, Inc. and Subsidiaries
North Miami Beach, Florida

We have audited the accompanying consolidated balance sheets of International Realty Group, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' deficiency and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of International Realty Group, Inc. and Subsidiaries, as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ Hixson, Marin, Powell and DeSanctis, P.A.


April 24, 1998, except for Notes 2 and 8, as to
 which the date is September 15, 1998.
North Miami Beach, Florida

                INTERNATIONAL REALTY GROUP, INC. AND SUBSIDIARIES
            CONSOLIDATED BALANCE SHEETS - DECEMBER 31, 1997 AND 1996

                                ASSETS                                              LIABILITIES AND SHAREHOLDERS' DEFICIENCY


                                                 1997             1996                                        1997          1996
                                             ------------    -------------                                 ----------    ----------
Real estate, at cost:                                                        Liabilities:
  Property held for future development        $5,502,200       $5,502,200      Mortgage and
                                             -----------     ------------
                                                                                notes payable              $1,123,500    $1,176,600

Receivables:                                                                   Accounts payable               230,100       344,600
  Due from shareholder                         2,023,700        2,181,200
                                                                               Accrued and other
                                                                                liabilities                   965,600       804,400
  Accounts receivable, less allowance
   for doubtful collections (1997, $14,000;                                    Convertible notes,
   1996, $13,800)                                                               with accrued interest       5,030,800     4,787,000
                                                                                                           ----------    ----------
                                                 114,800          320,500              Total liabilities    7,350,000     7,112,600
                                             ------------    -------------                                 ----------    ----------

                                               2,138,500        2,501,700    Minority interest              1,306,300     1,341,800
                                                                                                           ----------    ----------

Cash and equivalents                             107,200            7,600    Shareholders' deficiency:
                                                                               Common stock, $.001 par;
                                                                                authorized 10,000,000
Furniture, equipment, and improvements           134,100          170,100       shares; issued 9,954,315
                                                                                in 1997 and 9,954,187
                                                                                shares in 1996.                10,000        10,000
Excess of cost over estimated fair value
 of net assets acquired                          105,600          123,200      Capital in excess of par     1,139,000     1,096,900

Other assets                                     105,900           26,000      Cummulative translation
                                                                                adjustment                   (234,300)     (216,900)

                                                                               Accumulated deficit         (1,462,000)     (998,100)
                                                                                                           ----------    ----------
                                                                                                             (547,300)     (108,100)
                                                                               Less shares of common stock
                                                                                held in treasury, at cost      15,500        15,500
                                                                                                           ----------    ----------

                                                                                                             (562,800)     (123,600)
                                             -----------     ------------                                  ----------    ----------

                                              $8,093,500       $8,330,800                                  $8,093,500    $8,330,800
                                             ===========     ============                                  ==========    ==========









        READ THE ACCOMPANYING SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
  AND NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, BOTH OF WHICH ARE AN INTEGRAL
                 PART OF THIS CONSOLIDATED FINANCIAL STATEMENT.

                INTERNATIONAL REALTY GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                         1997           1996
                                                     -----------    -----------

Revenues:
  Revenues from services provided                    $   792,800    $   604,000
                                                     -----------    -----------

Operating expenses:
  Amortization and depreciation                           57,000         56,600
  Direct                                                 447,700        403,500
  Payroll and related benefits                           203,100        233,400
  Selling, general and administrative                    214,900        395,500
                                                     -----------    -----------
                                                         922,700      1,089,000
                                                     -----------    -----------
Loss before other income (expense), minority
 interest and provision for income taxes                (129,900)      (485,000)

Other income (expense):
  Interest income                                            900          3,900
  Interest expense                                      (379,300)      (179,400)
  Gain on sale of securities                                  --        112,200
  Gains (losses) on exchange rate fluctuations           (19,600)        32,100
  Other income                                            17,900          3,200
                                                     -----------    -----------
Loss before minority interest and provision
 for income taxes                                       (510,000)      (513,000)

Minority interest in loss (income) of subsidiaries        44,500         (7,200)
                                                     -----------    -----------
Loss before provision for income taxes                  (465,500)      (520,200)

Provision for income taxes (benefit)                      (1,600)        14,700
                                                     -----------    -----------
Net loss                                             $  (463,900)   $  (534,900)
                                                     ===========    ===========


Loss per share of common stock:                      $     (0.05)   $     (0.06)
                                                     ===========    ===========


Weighted average common shares outstanding             9,954,313      9,204,188
                                                     ===========    ===========








        READ THE ACCOMPANYING SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
  AND NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, BOTH OF WHICH ARE AN INTEGRAL
                 PART OF THIS CONSOLIDATED FINANCIAL STATEMENT.

                INTERNATIONAL REALTY GROUP, INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIENCY
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                               COMMON STOCK       CAPITAL IN   CUMMULATIVE                     TREASURY STOCK
                                           --------------------    EXCESS OF   TRANSLATION    ACCUMULATED     -----------------
                                 TOTAL      SHARES      AMOUNT        PAR       ADJUSTMENT       DEFICIT      SHARES   AMOUNT
                              ----------   ---------   --------   -----------  -----------    ------------    ------  ---------
BALANCE, BEGINNING            $  380,200   8,954,187   $  9,000   $ 1,053,400   $ (203,500)   $   (463,200)   17,500  $ (15,500)
ADD (DEDUCT):
YEAR ENDED DECEMBER 31, 1996:
  Effect of currency
    fluctuations on net
    assets of foreign
    subsidiary                   (13,400)                                          (13,400)
  Common shares issued as
    part of acquisition
    (principally land)            44,500   1,000,000      1,000        43,500

  Net loss                      (534,900)                                                         (534,900)
                              ----------   ---------   --------   -----------   ----------    ------------    ------  ---------

BALANCE, DECEMBER 31, 1996      (123,600)  9,954,187     10,000     1,096,900     (216,900)       (998,100)   17,500    (15,500)
ADD (DEDUCT):
YEAR ENDED DECEMBER 31, 1997:
 Common stock issued                             126

  Additional capital
    contributions in
    foreign subsidiary            42,100                               42,100

  Effect of currency
     fluctuations on net
     assets of foreign
     subsidiary                  (17,400)                                          (17,400)

  Net loss                      (463,900)                                                         (463,900)
                              ----------   ---------   --------   -----------   ----------    ------------    ------  ---------


BALANCE, ENDING               $ (562,800)  9,954,313   $ 10,000   $ 1,139,000   $ (234,300)   $ (1,462,000)   17,500  $ (15,500)
                              ==========   =========   ========   ===========   ==========    ============    ======  =========










        READ THE ACCOMPANYING SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
  AND NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, BOTH OF WHICH ARE AN INTEGRAL
                 PART OF THIS CONSOLIDATED FINANCIAL STATEMENT.

                INTERNATIONAL REALTY GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                   1997                          1996
                                                        --------------------------    -------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Sources of cash:
    Clients and other                                   $   887,900                   $   645,000
    Interest                                                    900    $   888,800         15,200   $   660,200
                                                        -----------                   -----------

  Uses of cash:
    Cash paid to:
      Direct costs                                          599,400                       322,700
      Operating                                             221,900                       321,800
      Payroll and related benefits                          128,300                       140,500
      Interest                                               60,300                         3,500
      Income taxes                                               --      1,009,900         11,800       800,300
                                                        -----------    -----------    -----------   -----------
  Cash used-in operating activities                                       (121,100)                    (140,100)
                                                                       -----------                  -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Source of cash:
     Collection of proceeds from prior year
       sale of securities                                                  163,400                           --
  Uses of cash:
    Acquisition of equipment                                  6,300                         7,700
    Real estate                                                  --          6,300          7,000        14,700
                                                        -----------    -----------    -----------   -----------
      Cash provided by (used-in) investing activities                      157,100                      (14,700)
                                                                       -----------                  -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Sources of cash:
    Proceeds from:
     Common stock and convertible note                           --                       150,400
     Capital contribution                                    42,100                            --
     Shareholder                                            100,000        142,100         31,200       181,600
                                                        -----------                   -----------

  Use of cash:
    Payment of:
      Shareholder loans                                       9,700                            --
       Long-term debt                                        56,600         66,300         21,000        21,000
                                                        -----------    -----------    -----------   -----------

      Cash provided by financing activities                                 75,800                      160,600
                                                                       -----------                  -----------

EFFECT OF EXCHANGE RATES ON CASH AND EQUIVALENTS                           (12,200)                     (17,600)
                                                                       -----------                  -----------

INCREASE (DECREASE) IN CASH AND EQUIVALENTS                                 99,600                      (11,800)

CASH AND EQUIVALENTS, BEGINNING                                              7,600                       19,400
                                                                       -----------                  -----------

CASH AND EQUIVALENTS, ENDING                                           $   107,200                  $     7,600
                                                                       ===========                  ===========












        READ THE ACCOMPANYING SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
  AND NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, BOTH OF WHICH ARE AN INTEGRAL
                 PART OF THIS CONSOLIDATED FINANCIAL STATEMENT.

          INTERNATIONAL REALTY GROUP, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                      1997           1996
                                                                   -----------    -----------
 RECONCILIATION OF NET LOSS TO CASH
  (USED-IN) OPERATING ACTIVITIES:

 NET LOSS                                                          $  (463,900)   $  (534,900)
                                                                   -----------    -----------

 ADJUSTMENTS TO RECONCILE NET LOSS TO CASH
  (USED-IN) OPERATING ACTIVITIES:
   Gains due to exchange rate fluctuations                             (19,600)       (32,100)
   Gain on sale of securities                                               --       (112,200)
   Loss on disposal of equipment                                         1,100             --
   Amortization of note payable discount                                31,000         10,200
   Recognition of acquisition costs previously capitalized                  --         43,900
   Amortization and depreciation                                        57,000         56,600
   Minority interest in income of subsidiaries                         (44,500)         7,200
   Bad debt                                                             25,400         53,800
   CHANGES IN ASSETS AND LIABILITIES:
     Accounts receivable                                                76,100         10,600
     Other assets                                                      (35,300)        41,700
     Accounts payable                                                 (114,500)        80,800
     Accrued and other liabilities                                     366,100        234,300
                                                                   -----------    -----------

                      Total adjustments                                342,800        394,800
                                                                   -----------    -----------


 CASH USED-IN OPERATING ACTIVITIES                                 $  (121,100)   $  (140,100)
                                                                   ===========    ===========



SUPPLEMENTAL SCHEDULE OF NON-CASH ACTIVITIES:
   Financing activities:
    Convertible note and common stock issued in exchange
      for real property and other assets and liabilities assumed                  $ 4,745,700
             Less cash received                                                       150,400
                                                                                  -----------

                                                                                  $ 4,595,300
                                                                                  ===========








   READ THE ACCOMPANYING SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
 AND NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, BOTH OF WHICH ARE AN INTEGRAL
                 PART OF THIS CONSOLIDATED FINANCIAL STATEMENT.

                INTERNATIONAL REALTY GROUP, INC AND SUBSIDIARIES
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

BASIS OF ACCOUNTING:

   International Realty Group, Inc, (the Company) prepares its financial statements in accordance with generally accepted accounting principles. This basis of accounting involves the application of accrual accounting; consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. Financial statement items are recorded at historical cost and may not necessarily represent current values.

MANAGEMENT ESTIMATES:

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Certain amounts included in the financial statements are estimated based on currently available information and management's judgment as to the outcome of future conditions and circumstances. Changes in the status of certain facts or circumstances could result in material changes to the estimates used in the preparation of the financial statements and actual results could differ from the estimates and assumptions. Every effort is made to ensure the integrity of such estimates.

   Those estimates that are considered significant to the accompanying consolidated financial statements include the per share value used in the acquisition of land and other assets less liabilities assumed.

PRINCIPLES OF CONSOLIDATION:

   The consolidated financial statements include the accounts of International Realty Group, Inc. and all subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

FAIR VALUE OF FINANCIAL INSTRUMENTS:

   The carrying amounts of cash and equivalents, accounts receivable, accounts payable and accrued liabilities approximate their fair values because of the short duration of these instruments.

IMPAIRMENT OF LONG-LIVED ASSETS:

   Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable. This policy did not have an impact on the Company's financial position or results of operations.

                INTERNATIONAL REALTY GROUP, INC AND SUBSIDIARIES
             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

REVENUE RECOGNITION:

   All operating revenues are generated from appraisal operations. Service revenues are recognized on the percentage of completion method of accounting. Percentage of completion is determined by reference to the extent of contract performance, future performance and costs incurred. Costs and estimated earnings in excess of billings on uncompleted contracts are reported in other assets. Billings in excess of costs and estimated earnings on uncompleted contracts are reported in accrued and other liabilities. Provisions for estimated losses are recorded when management determines that a loss on the contract is probable. Substantially all service contracts have been short term.

REAL ESTATE HELD FOR FUTURE DEVELOPMENT:

   Real estate held for future development consists of undeveloped and partially developed land and is carried at the lower of cost or net realizable value. Construction costs, including interest charges are capitalized while the project is under development. No construction occurred in 1997 or 1996; therefore, no interest has been capitalized in 1997 or 1996.

CASH AND EQUIVALENTS:

   The Company considers all highly liquid debt instruments purchased with an initial maturity of three months or less to be cash equivalents.

FOREIGN CURRENCY TRANSLATION:

    Local currency is the functional currencies for the Company's foreign subsidiaries. Assets and liabilities are translated using the exchange rates in effect at the balance sheet date. Income and expenses are translated at the average exchange rates during the year. Translation adjustments are reported as a separate component of shareholders' deficiency.

    When a foreign entity operates in a highly inflationary economy, the Company uses the U.S. dollar as the functional currency rather than the local currency. Effective September 30, 1996, the Company considers its Mexico operations to operate in a highly inflationary economy, therefore, the Company translates nonmonetary assets and liabilities and related expenses into U.S. dollars at historical exchange rates. The Company translates all other income statement amounts using average exchange rates for the period. Monetary assets and liabilities are translated as end-of-period exchange rates, and any gains or losses are reported in income.

                INTERNATIONAL REALTY GROUP, INC AND SUBSIDIARIES
             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1997 AND 1996




FURNITURE, EQUIPMENT, IMPROVEMENTS, DEPRECIATION AND AMORTIZATION:

   Furniture, equipment and leasehold improvements are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed on the straight-line method over the estimated useful lives as follows:

                                                  Estimated Useful Lives
                                                       (in years)

         Furniture and equipment                        10 years
         Leasehold improvements                         10 years
         Library                                         3 years

   Repairs and maintenance are charged to operations as incurred, and expenditures for significant betterments and renewals are capitalized.

   The cost of fixed assets retired or sold, together with the related accumulated depreciation, are removed from the appropriate asset and depreciation accounts, and the resulting gain or loss is included in net earnings.

EXCESS OF COST OVER ESTIMATED FAIR VALUE OF NET ASSETS ACQUIRED:

   The excess of cost over estimated fair value of net assets acquired is being amortized by the straight-line method over the estimated useful life of ten
   (10) years.

INCOME TAXES:

   Deferred income taxes are provided for temporary differences resulting from inclusion of income and expenses for financial reporting purposes in years other than when recognized for income tax purposes. Accordingly, deferred income taxes are provided for the temporary differences resulting from use of the cash method of accounting for income tax purposes and the accrual method of accounting for financial statement purposes.

STOCK BASED COMPENSATION:

   The Company applies the intrinsic value method for accounting for stock based compensation described by Accounting Principles Bound Opinion No. 25, "Accounting for Stock Issued to Employees." Had the Company applied the fair value method described by the Statement of Financial Accounting Standards Board (SFAS) No. 123, "Accounting for Stock-Based Compensation," it would report the effect of compensation expense for stock based compensation as pro-forma effects on income and earnings per share, if material.

                INTERNATIONAL REALTY GROUP, INC AND SUBSIDIARIES
             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1997 AND 1996




RECENT ACCOUNTING PRONOUNCEMENTS:

   The Statement of Financial Accounting Standards Board (SFAS) No. 130, "Reporting Comprehensive Income," was issued by the Financial Accounting Standards Board (FASB) in June 1997. This Statement establishes standards for the reporting and display of comprehensive income and its components. Comprehensive income includes net income and all changes in an enterprise's other comprehensive income including, among other things, foreign currency translation adjustments, and unrealized gains and losses on certain investments in debt and equity securities. Also in June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This Statement establishes standards for reporting information about operating segments in annual financial statements, and requires that an enterprise report selected information about operating segments in interim reports issued to shareholders. Both of these Statements are effective for fiscal periods beginning after December 15, 1997. The Company does not expect the adoption of these statements to have a material impact on its financial condition or results of operations.

               INTERNATIONAL REALTY GROUP, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

1.  ORGANIZATION AND BUSINESS:

        International Realty Group, Inc. was organized and incorporated under the laws of the State of Delaware on April 13, 1970. The Company's operations consist of providing commercial and residential real estate, machinery and equipment valuations and appraisals in the United States and Hungary and land held for development primarily in Mexico. The Company will be developing its Mexican properties into various resort and commercial developments. Once developed, they will engage in the marketing of resort hotel lodging, timeshare interests, and other ancillary real estate activities. No development of the properties located in Mexico will occur until after the conversion of the convertible notes issued to DSC and Hemisphere, which are collateralized by the properties located in Mexico.

        The Company intends to amend its Certificate of Incorporation with the State of Delaware to increase the number of authorized shares from 10,000,000 to 450,000,000 common shares at $ .001 par.

2.       TRANSACTION WITH DSC AND HEMISPHERE:

        Pursuant to an Amended and Restated Agreement dated August 19, 1996, the Company consummated a transaction (Transaction) with DSC, S.A. de C.V.
        (DSC) and Hemisphere Development Limited (Hemisphere). In the transaction, the Company principally acquired five (5) parcels of land amounting to approximately 3,745 acres , other assets and assumed liabilities of DSC and Hemisphere in exchange for 1,000,000 shares of common stock with a fair value $.0445 per share and convertible notes (Notes) with a face value of $4,700,900. The estimated fair value of the assets acquired and liabilities assumed is as follows:

            Assets acquired:
                Land                                            $5,014,200
                Receivable due from DSC                          2,110,500
                Cash                                               317,800
                Other assets                                        33,000
                                                                ----------

                                                                 7,475,500
                                                                ----------

            Liabilities assumed, including minority interest:
                Mortgages                                        1,094,100
                Accounts payable and accrued liabilities           323,300
                Minority interest in net assets                  1,312,700
                                                                ----------

                                                                 2,730,100
                                                                ----------

            Total assets acquired less liabilities assumed      $4,745,400
                                                                ==========

        The assets and liabilities have been recorded at a net asset value of $4,745,400, which is the estimated fair value of the Notes and common stock issued at the date of the Transaction. Receivable due from DSC, cash and other assets were recorded at their stated amounts.

                INTERNATIONAL REALTY GROUP, INC AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

2. TRANSACTION WITH DSC AND HEMISPHERE (CONTINUED):

       Liabilities were recorded at their present value. Minority interest represents the portion of undivided net assets not acquired.

       The acquisition price of the land and other assets less the liabilities assumed in the Transaction was determined based upon the estimated fair value of the common stock (using the restricted share value of $ 0.0445 per share) at the date of the Transaction. Since the common stock of the Company is not actively traded, the Company had a valuation performed by an independent firm. The valuation firm specializes in business and financial valuations. The firm determined a fair market value on a minority interest basis. The valuation concluded that the fair market values per share of the common equity of International Realty Group on a minority interest basis as of August 19, 1996, immediately before the Transaction were as follows:

                 Unrestricted shares                 $ 0.0607
                 Restricted shares                     0.0445

       After the Transaction, the fair market values were:

                 Unrestricted shares                 $ 0.0617
                 Restricted shares                     0.0480

       The Post-Transaction fair market values include the assets and liabilities assumed, which for valuation purposes are based on the amounts recorded in the accompanying consolidated financial statements. The valuation report does not take into consideration any effect on value resulting from future development or future operating contributions of the assets acquired in the Transaction.

3. CONCENTRATIONS OF CREDIT RISK:

        Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. During the year, the Company's account balances with financial institutions may exceed federally insured limits. Management regularly monitors their balances and attempts to keep this potential risk to a minimum by maintaining their accounts with financial institutions they believe are of good quality.

        A concentration of credit risk may exist with respect to accounts receivable. The Company has a large number of customers on which it performs ongoing credit evaluations and generally does not require collateral from its customers. The Company maintains an allowance for uncollectible accounts receivable based upon expected collectibility of all accounts receivable. Credit losses have been provided for in the consolidated financial statements. No additional credit risk is believed inherent in the Company's receivables and to date have been within management's expectation.

                INTERNATIONAL REALTY GROUP, INC AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

3.  CONCENTRATIONS OF CREDIT RISK (CONTINUED):

        A significant portion of the Company's revenues consists of fees to major customers on credit. Net revenues in 1997 and 1996 to major customers are as follows:

                                            1997                   1996
                                            -----                  ----

                                      AMOUNT   PERCENTAGE    AMOUNT   PERCENTAGE
                                      ------   ----------    ------   ----------
            Domestic:

              Customer A           $   196,000     28.0%   $    34,900     10.5%
                                   ===========   ======    ===========   ======

            Foreign:

              Customer A           $    73,400     85.0%   $   180,500     66.4%
                                   ===========   ======    ===========   ======

        Domestic customers are primarily commercial entities. Foreign customer is Hungarian governmental agencies.

4. LAND HELD FOR FUTURE DEVELOPMENT:

             LOCATION                 ACREAGE    1997         1996
             --------                 -------    ----         ----

            Ixtapa, Mexico               26   $4,509,600   $4,509,600
            Acapulco, Mexico              8      201,000      201,000
            Caye Bokel, Belize           87      456,400      456,400
            Guanajuato, Mexico          236      272,500      272,500
            Jilotepec, Mexico            24       21,500       21,500
            La Paz, Mexico            3,451        9,600        9,600
            La Grange, Texas              1       31,600       31,600
                                              ----------   ----------

                                              $5,502,200   $5,502,200
                                              ==========   ==========

        Improvements amounting to $649,000 are included in the cost of land. All land in Mexico is collateralized to the convertible notes and to the note and mortgage payable amounting to $ 1,064,300.

                INTERNATIONAL REALTY GROUP, INC AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1997 AND 1996


5.       DETAILS OF FINANCIAL STATEMENT COMPONENTS:

         FURNITURE, EQUIPMENT AND IMPROVEMENTS:        1997             1996
                                                       ----             ----
           Furniture and equipment               $      86,800      $    164,300
           Leasehold improvements                        1,900            14,300
           Library                                     207,800           207,600
                                                 -------------      ------------

                                                       296,500           386,200
           Less accumulated depreciation
            and amortization                           162,400           216,100
                                                 -------------      ------------

                                                 $     134,100      $    170,100
                                                 =============      ============

         ACCRUED AND OTHER LIABILITIES:

           Payroll and payroll taxes             $    537,000       $   468,800
           Interest                                   210,900           125,600
           Foreign taxes, other than on income         10,700            11,600
           Billings in excess of costs and earnings     7,600            33,200
           Shareholder loans                           48,300            58,000
           Other                                      151,100           107,200
                                                 ------------       ------------

                                                 $    965,600       $   804,400
                                                 ============       ===========

6.  DUE FROM SHAREHOLDER:

        Amounts due from shareholder (DSC) were acquired through the Transaction described in Note 2 and are due on demand. Amounts due from DSC are pledged as collateral on the convertible notes and collection is expected to occur subsequent to the conversion of the convertible notes.

7.      MORTGAGE AND NOTES PAYABLE:
        Note payable, unsecured,
        interest at 2.0% per annum,
        payable monthly, balloon
        payment of $49,000 due on
        December 31, 1997.                 $          -          $    49,000

        Note payable, unsecured,
        interest at 7.0% per annum,
        payable monthly through
        February 2001.                           48,500                    -

                INTERNATIONAL REALTY GROUP, INC AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1997 AND 1996


7.  MORTGAGE AND NOTES PAYABLE (CONTINUED):         1997                1996
                                                    ----                ----
        Note payable, face amount of $618,600,
        bank, collateralized by land,
        non-interest bearing, due March 31, 1999
        (less unamortized discount based on
        an imputed rate of 5% of $7,900 and
        $38,800 as of December 31, 1997 and
        1996, respectively.)                       610,700              593,400

        Mortgage note, bank, collateralized
        by land, interest at 4.5% per
        annum, over the inflation rate
        index of Mexico, due in 2007.              453,600              465,800

        Note payable, related party,
        unsecured, interest at 7.25%,
        due on demand.                              10,700               68,400
                                                ----------           ----------

                                                $1,123,500           $1,176,600
                                                ==========           ==========

        Maturities of long-term debt subsequent to December 31, 1997 are as follows:

                       Years ending
                       December 31,                        Amount
                       ------------                        ------
                          1998                         $   634,900
                          1999                              15,900
                          2000                              17,200
                          2001                               1,900
                          2002                                  --
                 2003 and thereafter                       453,600
                                                       -----------
                                                        $1,123,500
                                                        ==========

8.  CONVERTIBLE NOTES:

        Convertible notes (Notes) with a face value of $4,700,900 accrue interest at 5% per year, mature on February 1, 1999 and are collateralized by the assets acquired less liabilities assumed in the transaction described in Note 2. Accrued interest of $ 329,900 and $ 86,100 has been combined with the principal balance of the convertible note as of December 31, 1997 and 1996, respectively.

        The Notes are convertible into 105,638,300 shares of common stock (using the restricted share value of $ 0.0445 per share). Conversion will occur when the Company has a sufficient number of authorized shares to issue to the Note holders. If conversion does not occur by the maturity date, the net assets would revert back to the Note holders. The Company believes the Notes will be converted into the stated number of shares of common stock before the maturity date or it will be able to obtain extensions from the Note holders.

                INTERNATIONAL REALTY GROUP, INC AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1997 AND 1996



8.  CONVERTIBLE NOTES (CONTINUED):

       The following pro forma information is provided to reflect the effect of the conversion on shareholders' equity as if it had occurred on December 31, 1997:

                                                                          Pro-Forma
                                             As originally   Pro-Forma    December 31,
                                               Reported      Adjustment       1997
                                             -------------  -----------   -----------
       Shareholders' equity (Deficiency):
         Common stock                        $    10,000    $   105,600   $   115,600
         Capital in excess of par              1,139,000      4,595,300     5,734,300
         Cumulative translation adjustment      (234,300)            --      (234,300)
         Accumulated deficit                  (1,462,000)            --    (1,462,000)
                                             -----------    -----------   -----------
                                                (547,300)     4,700,900     4,153,600
         Less treasury stock, at cost             15,500             --        15,500
                                             -----------    -----------   -----------
                                             $  (562,800)   $ 4,700,900   $ 4,138,100
                                             ===========    ===========   ===========

9.  INCOME TAXES:

        Components of the net deferred tax liability as reflected on the Company's consolidated balance sheets are as follows:

                                           1997         1996
                                         ---------    ---------
           Deferred tax assets:
           Accounts payable              $  33,000    $  50,800
           Accrued liabilities             190,600      180,200
           Net operating loss
            carryforward                   119,100       95,700
                                         ---------    ---------

                                           342,700      326,700
        Less valuation allowance          (295,900)    (298,800)
                                         ---------    ---------
                                            46,800       27,900
                                         ---------    ---------
       Deferred tax liabilities:
           Accounts receivable             (27,100)     (14,000)
           Prepaid expense                  (5,100)      (5,400)
           Depreciation                    (14,600)      (8,500)
                                         ---------    ---------
                                           (46,800)     (27,900)
                                         ---------    ---------

        Deferred taxes, Net              $      --            $
                                         =========    =========

        The valuation allowance is provided when it is more likely than not that the tax benefit may not be realized.

        The components of the provision for income taxes (benefit) for the years ended December 31, 1997 and 1996, consist of current Federal taxes payable (receivable) of ($1,600) and $14,700, respectively.

                INTERNATIONAL REALTY GROUP, INC AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

9.  INCOME TAXES (CONTINUED):

        The income tax benefit for the years ended December 31, 1997 and 1996, differs from that which would result from applying statutory tax rates primarily due to certain operating expenses which are not tax deductible. The provision for income taxes differs from the amount obtained by applying the federal statutory income tax rate to income
        (loss) before provision for income taxes as follows:

       Provision at statutory rate (benefit)      $(162,400)      $(187,200)
       Effective state income tax (benefit)         (16,600)        (19,100)
       Non-deductible:
         Interest on convertible note                76,900          37,200
         Other non-deductible items                 101,800          (9,700)
       Utilization of operating loss
        carrybacks/carryforwards                      1,600          92,500
       Valuation allowance (benefit)                 (2,900)        101,000
                                                  ---------       ---------

                                                  $  (1,600)      $  14,700
                                                  =========       =========

        At December 31, 1997, the Company had available federal net operating loss carryforwards of approximately $ 340,300, which will generally expire between 2001 and 2012.

        The Company has not provided for federal income taxes on undistributed earnings of its foreign subsidiaries which have been reinvested in their operations. If these earnings were distributed, net operating loss carryforwards and foreign tax credits available under current law would eliminate the resulting federal income tax liability.

10.  LOSS PER SHARE:

        Loss per share of common stock was computed by dividing net loss by the weighted average number of shares of common stock. The number of shares used in the computation of loss per share of common stock during 1997 and 1996 were 9,954,313 and 9,204,188, respectively.

11. TRANSACTIONS WITH RELATED PARTY:

        In 1995, the Board of Directors of Appraisal Group International, RT (AGI RT), with the concurrence of its parent, authorized the exchange of twenty five percent (25.0%) of AGI RT common stock with certain directors/officers/employees of the Corporation for securities of a Hungarian corporation. The fair value of the securities was $34,700 at the date of exchange. The securities, included in other assets at December 31, 1995, were sold to an unrelated third party in 1996 at a gain of $112,200, which has been included in gain on sale of securities. Proceeds from the sale were received in 1997.

                INTERNATIONAL REALTY GROUP, INC AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1997 AND 1996



11. TRANSACTIONS WITH RELATED PARTY (CONTINUED):

        In 1995, the Company had two employment agreements with shareholders controlling approximately sixty-three (63%) of Company common stock. The agreements provided for employment terms through 1995 with minimum annual compensation and bonuses if declared by the Board of Directors. One of those agreements was extended through 1998. The Company charged operations $100,000 in each year in accordance with the employment agreements. No bonuses were declared in 1997 or 1996.

12. STOCK OPTIONS AND AWARDS:

        In 1993, the Company entered into an employment agreement with a key employee. The agreement called for 300,000 shares to be issued in 100,000 increments between 1993 and 1995. The agreement also granted the employee an option to purchase 700,000 shares at the current market value price at the grant date of $.205 per share. In 1994, the agreement was amended to award the employee 300,000 shares and reduce the number of options from 700,000 to 400,000 and modify the option terms. 200,000 options became exercisable in 1995 and were exercised. The remaining 200,000 options became exercisable in 1996 at fifty percent (50%) of the average trading prices per share for the month of February 1996. Due to the lack of authorized shares, the options have not been exercised. It is anticipated that when the authorized shares are increased the options would then be exercised.

        Stock option/award activity under the Agreement is as follows:

                                                   1997              1996
                                               ------------      ------------
                Number of option shares:
                   Outstanding, beginning           200,000           200,000
                Add (deduct):
                   Granted/awarded                       --                --
                   Exercised                             --                --
                                               ------------      ------------

                Outstanding, ending                 200,000           200,000
                                               ============      ============

                Option price range:
                   Outstanding, beginning      $       .015      $       .015
                     Granted                             --                --
                     Exercised                           --                --
                                               ------------      ------------
                Outstanding, ending            $       .015      $       .015
                                               ============      ============

                INTERNATIONAL REALTY GROUP, INC AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1997 AND 1996


13. YEAR 2000 COMPLIANCE:

        The Year 2000 issue is the result of computer programs being written using two (2) digits rather than the four (4) digits to define the year. Any of the Company's computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than 2000. This problem could force computers to either shut down or provide incorrect data or information. The Company utilizes generic software programs developed, maintained and upgraded by independent computer software providers. In response to the Year 2000 issue, management is of the opinion that the providers of these software programs will resolve the date sensitive issue so that all critical systems will be in compliance prior to the Year 2000. The Company does not anticipate any material adverse impact on its business.

14. TRUST ASSETS:

        AGI RT maintains cash (1996, $15,600) in a fiduciary or agency capacity (trust funds) for certain customers which is not included in the accompanying consolidated balance sheet. The trust funds represent funds for companies being liquidated under court supervision. There were no trust funds in 1997.

15. SUPPLEMENTAL INFORMATION:

                                                   1997          1996
                                                   ----          ----
       Charged to:
        Direct:
         Consulting, appraisal                   $378,100      $351,900
         Reports, film and other                   69,600        51,600
                                                 --------      --------

                                                 $447,700      $403,500
                                                 ========      ========

       Selling, general and administrative:
          Utilities                              $ 19,100      $ 30,700
          Bad Debts                                25,400        53,800
          Rent                                     26,300        38,000
          Insurance                                 4,900         4,500
          Office                                   28,700        26,500
          Professional                             66,800       156,600
          Selling                                  10,400        40,800
          Other                                    33,300        44,600
                                                 --------      --------

                                                 $214,900      $395,500
                                                 ========      ========

                INTERNATIONAL REALTY GROUP, INC AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1997 AND 1996


16. BUSINESS SEGMENT:

        Information about the Company's operations in different geographic areas for the years ended December 31, 1997 and 1996 is as follows:

                                         Consolidated         United
                                             Total            States           Mexico          Hungary
                                         ------------         ------           ------           -------
        Net Revenues:
          1997                           $   792,800       $   706,500       $        --      $    86,300
          1996                               604,000           331,500                --          272,500

        Loss from
         continuing operations
         before other deductions,
         income taxes and
         minority interest:
          1997                              (129,900)         ( 79,800)               --          (50,100)
          1996                              (485,000)         (450,100)               --          (34,900)

        Identifiable assets:
          1997                             8,093,500           734,200         7,077,100          282,200
          1996                             8,330,800           323,000         7,677,800          330,000

        Capital expenditures:
          1997                                 6,300             3,900                --            2,400
          1996                                14,600            14,600                --               --

        Depreciation and amortization:
          1997                                57,000            51,300                --            5,700
          1996                                56,600            52,100                --            4,500

         Income (loss) from continuing operations is revenue less operating expenses. In determining income (loss) from continuing operations, the following items have not been included:

                           a)       Other Income (Expenses)
                           b)       Income taxes
                           c)       Minority interest

         Identifiable assets are those assets that are identified with the operations in each geographic area.

                INTERNATIONAL REALTY GROUP, INC AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1997 AND 1996


17. SELECTED QUARTERLY FINANCIAL SUMMARY (UNAUDITED): For the years ended December 31:

                                        FIRST          SECOND           THIRD          FOURTH
                                        ------         ------           -----          ------
        1997:
         Revenues                     $ 177,100       $ 222,200       $ 179,700       $ 213,800

         Operating expenses             198,100         226,900         214,900         282,800
                                      ---------       ---------       ---------       ---------

         Loss before
          other income (expense)
          and taxes                     (21,000)         (4,700)        (35,200)        (69,000)

         Other income
          (expense) including
          minority interest             (95,400)        (81,800)        (76,300)        (82,100)

         Provision for income
          taxes (benefit)                    --              --              --          (1,600)
                                      ---------       ---------       ---------       ---------

         Net loss                     $(116,400)      $ (86,500)      $(111,500)      $(149,500)
                                      =========       =========       =========       =========

         Net loss per
          common share                $    (.01)      $    (.01)      $    (.01)      $    (.02)
                                      =========       =========       =========       =========

       1996:
         Revenues                     $ 162,200       $ 204,000       $  89,900       $ 147,900

         Operating expenses             255,500         213,800         380,700         239,000
                                      ---------       ---------       ---------       ---------

         Loss before other
          income (expense)
          and taxes                     (93,300)         (9,800)       (290,800)        (91,100)

         Other income
          (expense)including
          minority interest              (1,300)         (8,300)        (18,300)         (7,300)

         Provision for income
          taxes (benefit)                    --          16,200              --          (1,500)
                                      ---------       ---------       ---------       ---------

       Net loss                       $ (94,600)        (34,300)      $(309,100)      $ (96,900)
                                      =========       =========       =========       =========

         Net loss per
         common share                 $    (.01)      $      --       $    (.04)      $    (.01)
                                      =========       =========       =========       =========

                INTERNATIONAL REALTY GROUP, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1998
                                   (UNAUDITED)



ASSETS:
REAL ESTATE, AT COST:
    PROPERTY HELD FOR FUTURE DEVELOPMENT                                                  $5,527,100
                                                                                      ---------------

RECEIVABLES:
    DUE FROM SHAREHOLDER                                                                   1,428,600
    ACCOUNTS RECEIVABLE, LESS ALLOWANCE FOR DOUBTFUL COLLECTIONS OF $3,900
                                                                                             153,100
                                                                                      ---------------
                                                                                           1,581,700
                                                                                      ---------------

    CASH AND CASH EQUIVALENTS                                                                101,700
    FURNITURE, EQUIPMENT, AND IMPROVEMENTS, NET                                              110,700
    EXCESS OF COST OVER ESTIMATED FAIR VALUE OF
        NET ASSETS ACQUIRED                                                                   90,700
    OTHER ASSETS                                                                              46,200
                                                                                      ---------------
                                                                                             349,300
                                                                                      ---------------
           TOTAL                                                                          $7,458,100
                                                                                      ===============



LIABILITIES:
    MORTGAGES AND NOTES PAYABLE (NOTE 3)                                                  $ 912,900
    ACCOUNTS PAYABLE                                                                        199,600
    ACCRUED AND OTHER LIABILITIES                                                           941,600
    CONVERTIBLE NOTES (NOTE 4)                                                            5,221,900
                                                                                   -----------------
                                                                                          7,276,000
                                                                                   -----------------

MINORITY INTEREST                                                                         1,208,700
                                                                                   -----------------

SHAREHOLDERS' EQUITY:
    COMMON STOCK, $.001 PAR; AUTHORIZED 10,000,000
       SHARES;  9,954,313 SHARES ISSUED                                                      10,000
    CAPITAL IN EXCESS OF PAR                                                              1,139,000
    ACCUMULATED OTHER COMPREHENSIVE LOSS                                                   (242,700)
    ACCUMULATED DEFICIT                                                                  (1,917,400)
                                                                                   -----------------
                                                                                         (1,011,100)
    LESS SHARES OF COMMON STOCK HELD IN TREASURY,
       AT COST                                                                               15,500
                                                                                   -----------------
                                                                                         (1,026,600)
          TOTAL                                                                         $ 7,458,100
                                                                                   =================



        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                INTERNATIONAL REALTY GROUP, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
             THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998
                                   (UNAUDITED)

                                                                     THREE MONTHS                   NINE MONTHS
                                                                  ENDED SEPTEMBER 30,            ENDED SEPTEMBER 30
                                                             ------------------------------ -----------------------------
                                                                      1997            1998           1997           1998
                                                             -------------- --------------- -------------- --------------
REVENUES:
REVENUES FROM SERVICES PROVIDED                                  $ 179,700        $239,400       $579,000       $634,800
                                                             -------------- --------------- -------------- --------------

OPERATING EXPENSES:
     AMORTIZATION AND DEPRECIATION                                  13,900          15,300         41,800         43,300
     DIRECT                                                        109,100         123,300        334,000        330,300
     PAYROLL AND RELATED BENEFITS                                   52,200          60,800        150,300        158,500
     SELLING, GENERAL & ADMINISTRATIVE                              39,700          74,200        113,800        177,200
                                                             -------------- --------------- -------------- --------------
                                                                   214,900         273,600        639,900        709,300
                                                             -------------- --------------- -------------- --------------
LOSS BEFORE OTHER INCOME (EXPENSE),
MINORITY INTEREST & PROVISION FOR INCOME TAXES
(BENEFIT)                                                          (35,200)        (34,200)       (60,900)       (74,500)

OTHER INCOME (EXPENSE)
     INTEREST INCOME                                                   100             100            600            300
     INTEREST EXPENSE                                              (90,500)        (88,300)      (277,600)      (274,100)
     REAL ESTATE OPERATING EXPENSES                                     --         (25,800)            --       (123,500)
     GAIN (LOSSES) ON EXCHANGE RATE FLUCTUATIONS                    10,800         (47,700)         1,200       (98,500)
     OTHER  INCOME (EXPENSES)                                        5,100              --          7,300         18,400
                                                             -------------- --------------- -------------- --------------
LOSS BEFORE MINORITY INTEREST &
     PROVISION FOR INCOME TAXES (BENEFIT)                         (109,700)         12,000       (329,400)      (551,900)

MINORITY INTEREST IN INCOME (LOSS) OF SUBSIDIARIES                  (1,800)         36,700         15,000         96,500
                                                             -------------- --------------- -------------- --------------

LOSS BEFORE PROVISION FOR INCOME TAXES                            (111,500)       (147,200)      (314,400)      (455,400)
PROVISION FOR INCOME TAXES                                              --              --             --             --
NET LOSS                                                          (111,500)       (147,200)      (314,400)      (455,400)
                                                             -------------- --------------- -------------- --------------

OTHER COMPREHENSIVE INCOME (LOSS) BEFORE TAX
   FOREIGN CURRENCY TRANSLATION ADJUSTMENTS                        (6,300)             600         (3,500)        (8,400)
   INCOME TAX EXPENSE (BENEFIT) RELATED TO OTHER                       --               --             --             --
         COMPREHENSIVE INCOME
                                                             -------------- --------------- -------------- --------------
OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX                      (6,300)             600         (3,500)        (8,400)
                                                             -------------- --------------- -------------- --------------
COMPREHENSIVE LOSS                                              $(117,800)     $  (146,600)    $ (317,900)     $(463,800)
                                                             ============== =============== ============== ==============

LOSS PER COMMON SHARE                                           $   (0.01)     $     (0.02)    $    (0.01)      $  (0.05)
                                                             ============== =============== ============== ==============

WEIGHTED AVERAGE SHARES OF COMMON STOCK                         9,954,187        9,954,313      9,954,187      9,954,313
                                                             ============== =============== ============== ==============


        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                INTERNATIONAL REALTY GROUP, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND SEPTEMBER 30, 1997
                                   (UNAUDITED)

                                                                                     Nine Months Ended
                                                                                       September 30
                                                                            ------------------------------------
                                                                                 1998                1997
                                                                            ---------------     ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     SOURCES OF CASH:
          CLIENTS AND OTHER                                                      $ 614,900          $  776,500
          INTEREST                                                                     300                 600
                                                                           ----------------    ----------------
                                                                                   615,200             777,100
                                                                           ----------------    ----------------
     USES OF CASH:
         CASH PAID TO:
             DIRECT COSTS                                                          330,900             508,600
              OPERATING                                                            137,200             113,200
              PAYROLL AND RELATED BENEFITS                                         158,500             150,300
              TAXES                                                                                        600
              INTEREST                                                              11,100               1,500
                                                                           ----------------    ----------------
                                                                                   637,700             774,200
                                                                           ----------------    ----------------
     CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES                               (22,500)              2,900
                                                                           ----------------    ----------------

CASH (USED IN) INVESTING ACTIVITIES:
     USES OF CASH:
          ACQUISITION OF EQUIPMENT                                                  (6,700)             (3,000)
                                                                           ----------------    ----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
      SOURCES OF CASH:
           DUE FROM SHAREHOLDER                                                     45,000             100,000

      USES OF CASH:
          PAYMENT OF:
             NOTES PAYABLE                                                              --              61,700
             SHAREHOLDER LOANS                                                      14,600                  --
                                                                           ----------------    ----------------
          CASH PROVIDED BY FINANCING ACTIVITIES                                     30,400              38,300
                                                                           ----------------    ----------------

EFFECT OF EXCHANGE RATES ON CASH AND
       CASH EQUIVALENTS                                                             (6,700)              (4,600)
                                                                           ----------------    ----------------

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                                    (5,500)             33,600

CASH AND EQUIVALENTS, BEGINNING                                                    107,200               7,600
                                                                           ----------------    ----------------

CASH AND EQUIVALENTS, ENDING                                                     $ 101,700           $  41,200
                                                                           ================    ================




        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                INTERNATIONAL REALTY GROUP, INC. AND SUBSIDIARIES

           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND SEPTEMBER 30, 1997

                                   (UNAUDITED)
-------------------------------------------------------------------------------

                                                                                       1998                1997
                                                                                       ----                ----
RECONCILIATION OF NET LOSS TO CASH FLOWS
     PROVIDED BY (USED IN) OPERATING ACTIVITIES:

NET LOSS                                                                              $ (455,400)        $ (314,400)

ADJUSTMENTS TO RECONCILE NET LOSS TO
    CASH  PROVIDED BY (USED IN) OPERATING ACTIVITIES:

          AMORTIZATION AND DEPRECIATION                                                   44,200             41,800

          AMORTIZATION OF NOTE PAYABLE DISCOUNT                                               --             23,000

          MINORITY INTEREST                                                              (96,500)           (15,000)

          CURRENCY FLUCTUATION                                                            97,600             (1,200)

          CHANGES IN ASSETS & LIABILITIES:
               ACCOUNTS RECEIVABLE                                                       (38,300)           190,200

               OTHER ASSETS                                                               59,700            (99,600)

               DUE FROM SHAREHOLDER                                                      191,300                 --

               ACCOUNTS PAYABLE:                                                         (30,500)          (130,600)

               ACCRUED LIABILITIES                                                        14,300            126,900

              ACCRUED CONVERTIBLE NOTE INTEREST                                          191,100            181,800
                                                                                   --------------      --------------

                    TOTAL ADJUSTMENTS                                                    432,900            317,300
                                                                                   --------------      --------------

CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES                                        $ (22,500)           $ 2,900
                                                                                   ==============      ==============

SCHEDULE OF NON-CASH OPERATING ACTIVITIES:

      REDUCTION OF RECEIVABLE DUE FROM SHAREHOLDER                                      $595,100          $ 182,400

     CURRENCY FLUCTUATION AND EXPENSES PAID BY SHAREHOLDER                              (550,100)           (82,400)
                                                                                   ==============      ==============

     CASH RECEIVED                                                                      $ 45,000          $ 100,000
                                                                                   ==============      ==============





        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                INTERNATIONAL REALTY GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1998
                                   (UNAUDITED)

(1)      PRINCIPLES OF STATEMENT PRESENTATION

The unaudited consolidated financial statements include all adjustments which are necessary, in the opinion of management, to fairly reflect the Company's financial position and results of operations. All such adjustments are of a normal recurring nature. The statements have been prepared using the accounting policies described in the Company's 1997 Audited Financial Statements contained in the Company's Form 10-KSB for the year ended December 31, 1997.

(2)      TRANSACTION WITH DSC AND HEMISPHERE

Pursuant to an Amended and Restated Agreement dated August 19, 1996, the Company consummated a transaction ("Transaction") on such date with DSC, S.A. de C.V. ("DSC") and Hemisphere Development Limited ("Hemisphere"). In the Transaction, the Company acquired the majority interest in five (5) parcels of land amounting to approximately 3,745 acres in Mexico, other assets and assumed liabilities of DSC and Hemisphere in exchange for 1,000,000 shares of common stock with a fair value of $.0445 per share and convertible notes ("Notes") with a face value of $4,700,900 (see Footnote 4 herein). The estimated fair value of the assets acquired and liabilities assumed is as follows:


         Assets acquired:
                  Land                                                    $5,014,200
                  Receivable due from DSC                                  2,110,500
                  Cash                                                       317,800
                  Other Assets                                                33,000
                                                                          ----------
                                                                           7,475,500
                                                                          ----------
         Liabilities assumed, including minority interest:
                  Mortgages                                                1,094,100
                  Accounts payable and accrued liabilities                   323,300
                  Minority interest in net assets                          1,312,700
                                                                          -----------
                                                                           2,730,100
                                                                          ----------
         Total assets acquired less liabilities assumed                   $4,745,400
                                                                          ==========

The assets and liabilities have been recorded at a net asset value of $4,745,400 which is the estimated fair value of the Notes and common stock issued at the date of the Transaction. Receivable due from DSC, cash and other assets were recorded at their stated amounts. LIabilities were recorded at their present value. Minority interest represents the portion of undivided net assets not acquired.

The acquisition price of the land and other assets less the liabilities assumed in the Transaction was determined based upon the estimated fair value of the common stock (using a restricted share value of $0.0445 per share) at the date of the Transaction. Since the common stock of the Company was not actively traded as of the date of the Transaction, the Company had a valuation performed by an independent firm. The valuation firm specializes in business and financial valuation. The firm determined a fair market value on a minority interest basis. The valuation concluded that the fair market values per share of the common equity of International Realty Group on a minority interest basis as of August 19, 1996, immediately before the Transaction were as follows:

                INTERNATIONAL REALTY GROUP, INC. AND SUBSIDIARIES

                               SEPTEMBER 30, 1998
                                   (UNAUDITED)



           Unrestricted shares                                      $0.0607
           Restricted shares                                        $0.0445

After the Transaction, the fair market values were

           Unrestricted shares                                      $0.0617
           Restricted shares                                        $0.0480

The Post Transaction fair market values include the assets and liabilities assumed, which for valuation purposes are based on the amounts recorded in the accompanying consolidated financial statements. The valuation report does not take into consideration any effect on value resulting from future development or future operating contributions of the assets acquired in the Transaction.

(3)      MORTGAGE AND NOTES PAYABLE

Mortgages and Notes Payable at September 30, 1998 is summarized as follows:
         Mortgage Note, bank                                    $362,800
         Note Payable, bank                                      494,700
                                                                --------
                    Total Payable to banks                       857,500
         Note Payable, unsecured                                  38,000
         Note Payable, related party                              17,400
                                                                --------
                                                                $912,900
                                                                ========

(4)      CONVERTIBLE NOTE

Convertible notes ("Notes") with a face value of $4,700,900 convertible into 105,638,300 of Common Stock, accrue interest at 5% per year and mature on February 1, 1999. Accrued interest as of September 30, 1998 is $521,000. The following pro forma information is provided to reflect the effect of the conversion on shareholders' equity as if it had occurred on September 30, 1998.

                                                                           Historical                            Pro Forma
SHAREHOLDERS' EQUITY:                                                     September 30,          Pro Forma      September 30,
                                                                             1998               Adjustment          1998
                                                                         -------------         ------------     ------------
     COMMON STOCK, $.001 PAR; AUTHORIZED
        10,000,000 SHARES; 9,954,313 SHARES ISSUED                        $     10,000         $  105,600       $  115,600
     CAPITAL IN EXCESS OF PAR                                                1,139,000          4,595,300        5,734,300
     ACCUMULATED OTHER COMPREHENSIVE LOSS                                    (242,700)                 --         (242,600)
     ACCUMULATED DEFICIT                                                   (1,917,400)                 --       (1,917,400)
                                                                          -----------          ----------      -----------
                                                                           (1,011,100)          4,700,900        3,689,800

    LESS SHARES OF COMMON STOCK HELD IN
         TREASURY, AT COST                                                     15,500                  --           15,500
                                                                          -----------          ----------      -----------
                                                                          $(1,026,600)        $ 4,700,900      $ 3,674,300
                                                                          ============        ===========      ===========


                                                                      APPENDIX A

                          AMENDED AND RESTATED AGREEMENT

         This Amended and Restated Agreement (the "Agreement") is made effective as of August 19, 1996 by and among INTERNATIONAL REALTY GROUP, INC. ("IRG"), a Delaware corporation, 111 Northwest 183 Street, Suite 518, Miami, Florida 33169, DSC, S.A. DE C.V. ("DSC"), a Mexico corporation,
Constituyentes No. 647, Col. 16 de Septiembre, Mexico, D.F. 11810, and HEMISPHERE DEVELOPMENTS LIMITED ("Hemisphere"), an Isle of Man corporation, Atlantic House, 4-8 Circular Road, Douglas, Isle of Man.

                                    RECITALS:

         A. IRG has entered into a share exchange transaction with DSC, pursuant to the terms of those certain agreements, dated October 6, 1995 (the "Agreement"), February 7, 1996 (the "First Amendment") and July 31, 1996 (the "Second Amendment"). Collectively, the Agreement, First Amendment and Second Amendment are referred to herein as the "DSC Agreements."

         B. IRG has also entered into a share exchange transaction with Hemisphere, pursuant to the terms of those certain agreements, dated February 9, 1996 (the "Hemisphere Agreement"), and July 31, 1996 ("Hemisphere Amendment"). Collectively, the Hemisphere Agreement and the Hemisphere Amendment are referred to herein as the "Hemisphere Agreements."

         C. IRG, DSC and Hemisphere desire to amend and restate the DSC Agreements and the Hemisphere Agreements in order to conform the terms of such agreements to the accounting treatment of the share exchange transaction in accordance with generally accepted accounting principles, and to make certain amendments to such agreement, all in accordance with the terms and conditions of this Agreement.

         D. IRG, DSC and Hemisphere desire that this Agreement shall constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between or among the parties hereto with respect to the subject matter hereof, including, without limitation, the DSC Agreements and the Hemisphere Agreements.

         E. IRG, DSC and Hemisphere hereby acknowledge that they are aware of the contents and legal effects of all the agreements, contracts, arrangements, either written or verbal, including the Limited Partnership Agreements (literally, "asociaciones en participation"), referred to herein as well as of any other document creating, amending or terminating in any manner any rights or obligations of the parties hereto.

         NOW THEREFORE, in consideration of the covenants and agreements hereinafter set forth, IRG, DSC and Hemisphere agree as follows:

1. Recitals. The recitals set forth above are true and correct and are made a part hereof.

2. Basic Transaction. IRG has consummated a share exchange transaction with each of DSC and Hemisphere effective August 19, 1996 (the "Closing Date" or the "Closing") pursuant to the terms and conditions of this Agreement. Such transaction is intended to effect a reverse merger of IRG with DSC as the acquiring party and shall be accounted for as a pooling of interest at historical cost, according to U.S. Generally Accepted Accounting Principles.

3. DSC Share Exchange. On the Closing Date, IRG shall have purchased from DSC and DSC shall have sold to IRG the following assets (the "DSC Assets"): (i) DSC's 100 percent interest in Centro de Promociones Guerrero S.A. de C.V. ("Centro"); (ii) DSC's 75 percent interest in Clusters Inmobiliaria de Ixtapa, S.A. de C.V. ("Clusters Ixtapa"); (iii) a promissory note ("Clusters Note") in the principal amount of $5,628,426 of Clusters Ixtapa; (iv) DSC's 30 percent interest in Nueva Tierra, S.A. de C.V. ("Nueva Tierra"). The table attached hereto as Exhibit "A" summarizes the DSC Assets acquired, the interests and historical cost basis of each. In addition, DSC shall make advances to IRG in the aggregate amount of $300,000, which amounts shall be treated as a capital contribution to IRG.

         In exchange for the DSC Assets, IRG shall have issued to DSC, as of the Closing Date, a Convertible Promissory Note (the "DSC Note") in the principal amount of $4,858,828 and convertible into 52,875,030 shares of IRG's common stock, par value $.001 per share (the "Common Stock"); and (ii) 485,930 shares of Common Stock. The form of the DSC Note is attached hereto as Exhibit "B" to this Agreement.

4. Hemisphere Transaction. On the Closing Date, IRG shall have purchased from Hemisphere and Hemisphere shall have sold to IRG its 100% interest in Newland Corporation (the "Hemisphere Asset"), which, in turn, holds a 70 percent interest in Nueva Tierra. The table attached hereto as Exhibit "A" summarizes the Nueva Tierra partnerships -- Villa Del Carbon, Hacienda Del Franco, and Bahia de Cortes -- acquired, the interests and historical cost basis of each. As of the Closing Date, Nueva Tierra's interest in the partnerships is as follows:

                  Bahia de Cortes                      77.89%
                  Hacienda del Franco                  81.13%
                  Villas Del Carbon                    79.08%

         In exchange for the Hemisphere Asset, IRG shall have issued to Hemisphere, as of the Closing Date: (i) a Convertible Promissory Note (the "Hemisphere Note") in the principal amount of $4,848,558 and convertible into 52,763,270 shares of Common Stock; and (ii) 514,070 shares of Common Stock. The form of the Hemisphere Note is attached hereto as Exhibit "C" to this Agreement.

5. Representations and Warranties of IRG. IRG hereby represents and warrants to each of DSC and Hemisphere:

         a. IRG is authorized to issue 10,000,000 shares of Common Stock, of which 8,954,187 shares have been issued and are outstanding as of the Closing Date. IRG's majority shareholders agree to use their best efforts to cause an increase in the number of authorized shares to 450,000,000. IRG owns all of the issued and outstanding shares of stock of all of its subsidiaries: International Realty Group (Holdings), Inc., a Florida corporation; The Appraisal Group, Inc., a Florida corporation; Appraisal Group International, Inc., a Florida corporation; IRG Financial Services, Inc., a Florida corporation; U.S. Property Investment and Auction, Inc., a Florida corporation; Caye Bokel, Ltd., a Belize corporation, and Stragix International, Inc., a Florida corporation which in turn owns 75% of Appraisal Group International Rt., a Hungary Corporation;

         b. IRG and its subsidiaries own no real properties except the Caye Bokel property and two vacant lots in LaGrange, Texas, and all leases of real or other property are valid, enforceable in accordance with their terms, and not in default.

         c. IRG and its subsidiaries have properly filed or caused to be filed all United States federal, state, local, and foreign income and other tax returns, reports and declarations that are required by applicable law to be filed by them, and have paid, or made full and adequate provisions for the payment of, all federal, state, local, and foreign income and other taxes properly due for the periods covered by such returns, reports, and declarations, except such taxes, if any, as are adequately reserved against in IRG's most recent audited financial statements. Based upon due inquiry by IRG, IRG to the best of its knowledge and belief states that Appraisal Group International Rt. is in compliance with this paragraph.

         d. There is no litigation pending or threatened, nor have any summons, notices or warning been received from any governmental agency, department with respect to any material fine, or material violation of any law or ordinance, or other type of enforcement proceeding, including but not limited to environmental matters, with respect to IRG or its subsidiaries which involve a potential monetary recovery in excess of $25,000 in United States dollars.

         e. IRG has or will have on the date of Closing good and unencumbered title to the shares of IRG stock necessary to complete this transaction as provided above, free and clean of all mortgages, liens and encumbrances of any nature, and has or will have on the Closing Date the power and authority to transfer said shares to Hemisphere and DSC free and clear of liens and encumbrances on the Closing Date.

         f. Except as specifically referenced in this Agreement, none of IRG or its subsidiaries have or will enter into any transaction, incur any obligation or conduct business affairs except in the normal course of business between September 30, 1995 and the Closing Date.

         g. All of the financial statements of IRG provided to either DSC or Hemisphere and filings with the Securities and Exchange Commission shall be true and accurate in all material respects for the periods indicated, and shall not omit any material fact or circumstance necessary or required to prevent the information from being misleading. Since the date of the most recent IRG audited financial statement, IRG and its subsidiaries have no liabilities, fixed or contingent which are not fully provided for in the IRG Audited Financial Statements, except for trade payables incurred in the ordinary course of business. IRG shall have provided Hemisphere and DSC a list of liabilities of IRG and its subsidiaries as of the Closing Date which shall be certified by IRG as true and correct, and incorporated herein by reference.

         h. IRG and its subsidiaries have, and in the past have had no labor agreements, and no employee benefit plans sponsored, maintained or contributed to by IRG or its subsidiaries for the benefit of employees, officers or directors.

         i. To the best of IRG's knowledge and belief, IRG and its subsidiaries are in good standing with the SEC, NASD, and each state and country where they conduct business and have received no notification or inquiry giving reasonable cause to believe otherwise, and IRG will provide at closing good standing certificates or their equivalent from each such country, including Belize and Hungary, and each such state in the United States. As a part of IRG's due diligence response provided to Hemisphere and DSC, IRG will continue to provide Hemisphere and DSC with copies of all filings made by IRG with the SEC or NASD, and copies of all letters, notices or other documents sent by IRG to or received by IRG from the SEC or the NASD up to and including the date of the Closing.

6. Representations and Warranties of Hemisphere. Hemisphere hereby represents and warrants to IRG:

         a. On the date of Closing, Hemisphere has or will cause good and unencumbered title to the Hemisphere Assets to be sold and transferred to IRG.

         b. There is no litigation pending or threatened, nor have any summons, notices or warning or warning been received from any governmental agency, or department with respect to any material fine, or material violation of any law or ordinance,or other type of enforcement proceeding, including but not limited to environmental matters, with respect to Newland, Nueva Tierra or the properties which involves in the aggregate a potential monetary recovery in excess of $500,000 in United States dollars for all such litigation, claims or fines. Based upon due inquiry by Hemisphere, Hemisphere to the best of its knowledge and belief states that Newland, Nueva Tierra and the properties are in compliance with this paragraph.

         c. The financial statement of Newland provided to IRG shall be true and accurate in all material respects for the periods indicated for the statement, and shall not omit any material fact or circumstance necessary or required to prevent the financial information from being misleading. Since the date of the most recent Newland financial statement and except as specifically referenced in this Agreement, Newland shall have conducted its business only in the ordinary and usual course.

7. Representations and Warranties of DSC. DSC hereby represents and warrants to IRG:

         a. On the date of Closing, DSC has or will cause good and unencumbered title to the DSC Assets to be sold and transferred to IRG.

         b. There is no litigation pending or threatened, nor have any summons, notices or warning or warning been received from any governmental agency, or department with respect to any material fine, or material violation of any law or ordinance,or other type of enforcement proceeding, including but not limited to environmental matters, with respect to the DSC Assets which involves in the aggregate a potential monetary recovery in excess of $500,000 in United States dollars for all such litigation, claims or fines. Based upon due inquiry by DSC, DSC to the best of its knowledge and belief states that all of the DSC Assets are in compliance with this paragraph.

         c. All of the financial statement provided by DSC to IRG are true and accurate in all material respects for the periods indicated for the statement, and shall not omit any material fact or circumstance necessary or required to prevent the financial information from being misleading. Since the date of the latest period covered by such financial statements and except as specifically referenced in this Agreement, DSC shall have conducted its business only in the ordinary and usual course.

8.       Deliveries at Closing.

         a. Prior to, or at Closing, DSC and Hemisphere shall each have received from IRG the following:
            i. Appropriate corporate resolutions authorizing the transfer of stocks;
            ii. A copy of the original request to American Stock Transfer for the issuance of the IRG stock certificates to DSC and Hemisphere;
            iii. Documentation evidencing the authority of the signatories;
            iv. Documentation evidencing the validity of the Charter and By-Laws of IRG; and
            v. Documentation evidencing the validity of the transfer of IRG's stock to DSC and Hemisphere.

         b. Prior to, or at Closing, IRG shall have received from DSC certified English translation of the following:
            i. Updated third party appraisals of the DSC Assets listed on Exhibit A;
            ii. Appropriate documentation evidencing the authority of all signatories;
            iii. Documentation evidencing the partnerships' and companies'
                 ownership interests in the properties listed on
            iv. Exhibit A; 1 Appropriate corporate resolutions authorizing the transfer of stock; 1 Original stock certificates duly endorsed to IRG;
            vi. An Opinion Letter from DSC's Mexican counsel opining as to (i) the validity of the corporate status of each of the DSC companies being acquired, (ii) the authority of the signatories, (iii) the validity of the Charter and By-Laws of the companies (attaching same as exhibits), (iv) the ownership interest of the companies in the properties, (v) the validity of the transfer of stock of those companies to IRG, (vi) IRG's ownership interest in the companies and (vii) the fact that the properties are not subject to any liens, loans or encumbrances, except as provided for in their financial statements; and
            vii. A statement from DSC's Mexican accountants verifying that no adverse, material changes in DSC's financial condition have occurred from the date of DSC's most recent financial statements to the date of the Closing.

         c. Prior to, or at Closing, IRG shall have received from Hemisphere a certified English translation of the following:
            i. Updated third party appraisals of the Hemisphere Assets listed on Exhibit A;
            ii. Documentation evidencing the validity of the existence of the limited partnerships listed on Exhibit A (including the Limited Partnership Agreements);
            iii. Documentation evidencing the validity of the existence of
                 Nueva Tierra and Newland (including Charter and By-Laws of both companies);
            iv. Documentation evidencing the companies' ownership interest in the partnerships listed on Exhibit A;
            v. Appropriate corporate resolutions evidencing the authority of all signatories;
            vi. Documentation evidencing the ownership interest of the partnerships in the subject properties;

           vii.   Original stock certificates duly endorsed to IRG;
           viii. An Opinion Letter from Hemisphere's Mexican counsel opining as to (i) the validity of the Limited Partnerships and Corporations, (ii) the validity of the equity interest held by the Corporations in the Limited Partnerships, (iii) the authority of the signatories, (iv) the validity of the Charter and By-Laws of the companies (attaching same as exhibits), (v) the ownership interest in the subject properties, (vi) the validity of the transfer of stock of those companies to IRG, (vii) IRG's ownership interest in the companies and (vii) the fact that the properties are not subject to any liens, loans or encumbrances, except as provided for in their financial statements; and
           xi. A statement from Nueva Tierra's Mexican accountants verifying that no adverse, material changes in Nueva Tierra's financial condition have occurred from the date of Nueva Tierra's most recent financial statements to the date of the Closing.

9. Issuance of Shares and Registration Rights. The IRG stock issued to DSC and Hemisphere pursuant to this transaction may be issued to DSC and Hemisphere in reliance on Regulation "S" of the Securities Act of 1933 (the "Securities Act"). DSC and Hemisphere on the Closing Date shall execute a subscription agreement which among other things shall acknowledge that it has acquired the IRG shares for investment purposes only, and such shares shall be subject to the restriction on transfer set forth in Rule 144 of the Securities Act and will not be tradable in the market without registration unless subject to an exemption from registration. IRG hereby grants to DSC and Hemisphere piggyback and demand registration rights to the shares acquired hereunder for a period of three years following the Closing Date.

10. Change in the Board of Directors and Officers of IRG on the Closing Date. On the Closing Date, John Day, Geoffrey Bell and Jack Birnholz shall have resigned from the IRG Board of Directors, and the remaining Directors Richard Bradbury and Alton Hollis shall have elected Bernardo Dominguez C. to the Board of Directors of IRG. Shirley Birnholz shall have resigned as Secretary of IRG on the Closing Date and shall be replaced with Pablo Macedo. Simultaneous or prior to the Closing Date, Richard Bradbury shall have entered into a one-year employment contract satisfactory to Mr. Bradbury and DSC. Mr. Bradbury will receive the same salary, without bonus or stock awards, as reflected for the year 1994 in IRG's 10K Report for the year ending December 31, 1994. After the authorization of the increase of capital, as called for herein, IRG shall immediately call for a special meeting of the shareholders to increase the number of Directors from three to five and to elect five new Directors retaining one director designated by IRG at the time of Closing, one director designated by Hemisphere, and three directors designated by DSC.

11. Information Statement. After Closing, IRG will amend its Certificate of Incorporation to increase the number of authorized shares of Common Stock from its current level of 10,000,000 shares to 450,000,000 shares. Jack Birnholz and Richard Bradbury, who jointly control more than a majority of the issued and outstanding Common Stock, will execute a written Stockholder Consent approving such amendment to the Certificate of Incorporation. In accordance with regulations of the SEC, IRG must file an Information Statement with the SEC. Among other things, this Information Statement describes the amendment to the Certificate of Incorporation to be approved by the written consent of two stockholders as well as the transaction contemplated in this Agreement, including a description of the properties to be acquired by IRG. Immediately after Closing, IRG shall diligently prepare the Information Statement for review by the SEC. After the staff of the SEC has completed its review of the Information Statement, IRG will mail a copy of the Information Statement, including all exhibits, to each stockholder. Twenty-one days after the Information Statement is presented to its shareholders, and as soon as practical thereafter, IRG shall amend its Certificate of Incorporation increasing the authorized shares and the DSC and Hemisphere Notes referenced in this Agreement will be converted to Common Stock of IRG as provided for therein.

12. Governing Law. This Agreement shall be governed by the laws of the State of Delaware, U.S.A. and the parties hereby submit to the jurisdiction thereof.

13. Notices. Any notices sent to DSC relating to this Agreement shall be sent by facsimile and overnight delivery addressed as follows:

         Bernardo Dominguez C.                   Pablo Macedo
         DSC S.A. de C.V.                        DSC S.A. de C.V.
         Constituyentes No. 647,                 Constituyentes No. 647,
         Col. 16 de Septiembre                   Col. 16 de Septiembre
         Mexico, D.F. 11810                      Mexico, D.F. 11810
         Telephone:  011 52 5 277-9046           Telephone:   011 52 5 277-9046
         Facsimile:  011 52 5 277-9012           Facsimile:   011 52 5 277-9012

         Any notices sent to Hemisphere relating to this Agreement shall be sent by facsimile and overnight delivery addressed as follows:

         Ms. Monique Roggero-Ciana, Director
         Hemisphere Developments Limited
         Atlantic House, 4-8 Circular Road, Douglas, Isle of Man
         Telephone:  011 41 22 300 1700
         Facsimile:  011 41 22 300 1711

         Any notices sent to IRG relating to this Agreement shall be sent by facsimile and overnight delivery addressed as follows:

         Mr. Richard M. Bradbury
         International Realty Group, Inc.
         111 N.W. 183 St., Suite 518, Miami, Florida 33169 U.S.A.
         Telephone:  (305) 944-8811
         Facsimile:  (305) 651-3394

         Any notice sent to either DSC, Hemisphere or IRG relating to this Agreement shall be sent by facsimile and overnight delivery addressed as follows:

         Mr. Lee C. Schmachtenbrg, Esq.       Information copies sent to:
         Schmachtenberg & Associates
         1533 Sunset Drive, Suite 201         Mr. Jack Birnholz
         Miami, Florida 33143                 2221 N.E. 202 Street
         Telephone: (305) 666-4676            North Miami Beach, FL 33180
         Facsimile: (305) 666-4780

14. Confidentiality. Each party shall keep information disclosed to it by the other party relating to its business and financial affairs strictly confidential, except where disclosure is required by law or the information is public knowledge. Each party shall ensure that its obligation of confidence is observed by its employees and professional advisors and/or representatives.

15. Headings. The headings in this Agreement are for reference purposes only and are not intended to have any meaning or substantive effect.

16. Entire Agreement. This Agreement, including all of the Exhibits attached hereto which are incorporated herein by this reference, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, between or among the parties hereto with respect to the subject matter hereof and thereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


DSC, S.A. de C.V.                                Hemisphere Developments Limited

By:  /s/ Bernardo Dominguez C.                   By:  /s/ Monique Roggero-Ciana
     -----------------------------------------        --------------------------
          Bernardo Dominguez C.                           Monique Roggero-Ciana



INTERNATIONAL REALTY GROUP, INC.

By:  /s/ Richard M. Bradbury                     By:  /s/ Jack Birnholz
     -----------------------------------------        --------------------------
     Richard M. Bradbury, President,                      Jack Birnholz
     Chief Financial Officer, and Shareholder             Shareholder



                                                 By:  /s/ Richard M. Bradbury
                                                      --------------------------
                                                          Richard M. Bradbury
                                                          Shareholder

                                    EXHIBIT A

INTERNATIONAL REALTY GROUP, INC.
AS OF 6/30/96
ACQUISITION OF DSC / HEMISPHERE ASSETS


         ASSETS                    DSC                 DSC              CLUSTERS              CENTRO             HACIENDA
                                 CAPITAL              NOTE
------------------------------------------------------------------------------------------------------------------------------
  Real estate held for development                                       9,054,885             403,591            547,186

  Cash                            132,525                                   17,756
  Due from DSC                    104,975                                1,912,189             247,277
  VAT Receivable                                                            32,646                 109
  Other Assets                                                                 237
  Cancellation of
  Notes to Bank                                     5,628,426           (5,628,426)           (659,508)          (483,618)
  Accounts Payable                                                         (69,571)            (59,290)
  Accrued Interest                                                                                                (66,984)
  Accrued liabilities                                                     (119,653)             (7,767)

                        ------------------------------------------------------------------------------------------------------
Net Assets                        300,000           5,628,426            5,200,063             (75,588)            (3,416)
                        ======================================================================================================

Paid-in Capital                   300,000           5,628,426            6,788,276             776,744             29,174
Retained earnings                                                       (2,888,229)           (852,332)           (31,945)
                        ------------------------------------------------------------------------------------------------------
                                  300,000           5,628,426            3,900,047             (75,588)            (2,771)
Minority interest                                                        1,300,016                                   (645)

                        ------------------------------------------------------------------------------------------------------
Net Assets                        300,000           5,628,426            5,200,063             (75,588)            (3,416)
                        ======================================================================================================

Minority share %                     0.00%               0.00%               25.00%               0.00%             18.87%
                        ======================================================================================================
Common Shares:          net equity transfer value $9,799,278   or   $0.0919 per share.

DSC                            53,360,960  issued at closing     485,930      $44,653
Hemisphere Note:               53,277,340  issued at closing     514,070      $47,239
                              -----------                      ---------      -------
                              106,638,300                      1,000,000      $91,892



         ASSETS                                   VILLA           BAHIA            TOTAL
-----------------------------------------------------------------------------------------------------------------------------------
  Real estate held for development                43,104         19,358         10,068,124

  Cash                                                                             150,281
  Due from DSC                                                                   2,264,441
  VAT Receivable                                                                    32,755
  Other Assets                                                                         237
  Cancellation of
  Notes to Bank                                                                 (1,143,126)
  Accounts Payable                                                                (128,861)
  Accrued Interest                                                                 (66,984)
  Accrued liabilities                                                             (127,420)

                        -------------------------------------------------------------------
Net Assets                                        43,104         19,358         11,111,947
                        ===================================================================

Paid-in Capital                                   34,087         15,078         13,571,784
Retained earnings                                                               (3,772,506)
                        -------------------------------------------------------------------
                                                  34,087         15,078          9,799,278
Minority interest                                  9,017          4,280          1,312,869

                        -------------------------------------------------------------------
Net Assets                                        43,104         19,358         11,111,947
                        ===================================================================

Minority share %                                   20.92%         22.11%
                        ===================================================================
Common Shares:
DSC                         Note: $4,858,828              convertible to  52,875,030 shares
Hemisphere Note:            Note: $4,848,558              convertible to  52,763,270 shares
                                  ----------                             -----------
                                  $9,707,386                             105,638,300

